UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CV SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CV SCIENCES, INC.
2688 South Rainbow Boulevard, Suite B
Las Vegas, Nevada 89146
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2019
NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders (the “Meeting”) of CV Sciences, Inc. (the “Company”, “we” or “us”) will be held on June 11, 2019, at 10 a.m. local time, in the "Illumina Theater" at the "Farmer & the Seahorse" located at 10996 Torreyana Road, San Diego, California 92121, for the following purposes:

(1)	To elect five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

(2)	To approve a proposal to amend the Company's Certificate of Incorporation to adopt a classified Board of Directors;

(3)	To ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

(4)	To amend the Company’s Amended and Restated 2013 Equity Incentive Plan, as amended (2013 Plan) to increase the number of shares issuable under the 2013 Plan;

(5)	To amend the 2013 Plan to include an automatic "evergreen" provision regarding the shares to be annually added to the 2013 Plan;

(6)	To approve on an advisory, non-binding basis named executive officer compensation;

(7)	To approve on an advisory, non-binding basis the frequency of the stockholder advisory vote to approve named executive officer compensation;

(8)	To consider and act upon such other business as may properly be brought before the Meeting or any adjournments or postponement thereof by or at the direction of the Board of Directors.
The close of business on April 16, 2019 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponement thereof. For at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open to any stockholder’s examination during ordinary business hours at our principal executive offices at 2688 South Rainbow Boulevard, Suite B, Las Vegas, Nevada 89146, (866) 290-2157.
Our Board of Directors has carefully reviewed and considered the foregoing proposals and has concluded that each proposal is in the best interests of the Company and its stockholders. Therefore, our Board of Directors has approved each proposal and recommends that you vote FOR all of the foregoing proposals.
Your vote is important no matter how large or small your holdings may be. If you do not expect to be present at the Meeting in person, you are urged to immediately complete, date, sign and return the proxy card. Please review the instructions on each of your voting options described in the enclosed Proxy Statement as well as in the Notice of Internet Availability of Proxy Materials you received in the mail. This will not limit your right to attend or vote at the Meeting. You may revoke your proxy at any time before it has been voted at the Meeting. Please note that dissenter’s rights are not available with respect to the proposals to be voted upon at this Meeting.
The Notice of Internet Availability of Proxy Materials also contains instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 which are available online at: https://www.iproxydirect.com/CVSI.

By Order of the Board of Directors /s/ Joseph Dowling Joseph Dowling Chief Executive Officer and Secretary
Las Vegas, Nevada
April 26, 2019

I M P O R T A N T
YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. PLEASE REVIEW THE INSTRUCTIONS ON EACH OF YOUR VOTING OPTIONS DESCRIBED IN THE ENCLOSED PROXY STATEMENT AS WELL AS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT INTERMEDIARY. A MAJORITY IN VOTING POWER OF THE OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE MEETING, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM.

CV SCIENCES, INC.
2688 South Rainbow Boulevard, Suite B
Las Vegas, Nevada 89146
(866) 290-2157
PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2019 at 10 a.m. local time
GENERAL INFORMATION
This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CV Sciences, Inc. (the “Company”, “CV Sciences”, “we” or “us”) for use at the annual meeting of the stockholders (the “Meeting” or the “2019 Annual Meeting”) of the Company, to be held on June 11, 2019, at 10 a.m., local time. The Meeting will be held in the "Illumina Theater" at the "Farmer & the Seahorse" located at 10996 Torreyana Road, San Diego, California 92121. This Proxy Statement and proxy will be made available to our stockholders on or about April 26, 2019.
Only stockholders of record at the close of business on April 16, 2019 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, 98,981,088 shares of the Company’s common stock were issued and outstanding, held by more than 40,000 individual participants in securities positions listings of our common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the Meeting. Shares cannot be voted at the Meeting unless the holder thereof is present or represented by proxy. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock on the Record Date will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof.
Our Board has selected Joseph Dowling to serve as the holder of proxies for the Meeting. The shares of common stock represented by each executed and returned proxy will be voted by him in accordance with the directions indicated on the proxy. If you sign your proxy card without giving specific instructions, Mr. Dowling will vote your shares “FOR” the proposals being made at the Meeting. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that may be properly presented for action at the Meeting; we currently know of no other business to be presented.
Any proxy given may be revoked by the person giving it at any time before it is voted at the Meeting. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy. Third, you may vote in person at the Meeting. However, your attendance at the Meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last submitted proxy will be the proxy that is counted. Please note that dissenter’s rights are not available with respect to any proposal to be voted upon at the Meeting.
We will provide copies of this Proxy Statement and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors and officers and employees may solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE MEETING
Q. When is the Meeting?
A. June 11, 2019 at 10 a.m., local time.
Q. Where will the Meeting be held?
A. The Meeting will be held in the "Illumina Theater" at the "Farmer & the Seahorse" located at 10996 Torreyana Road, San Diego, California 92121.
Q. Why am I receiving these proxy materials?
A. As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and our Annual Report filed on Form 10-K for the year ended December 31, 2018 (the “Annual Report”), available to our stockholders electronically via the Internet. On or about April 26, 2019, we mailed to all stockholders of record entitled to vote at the 2019 Annual Meeting a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet, by phone, in person or by mail. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of the proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. We sent you the Notice of Internet Availability of Proxy Materials because the Company’s Board is soliciting your proxy to vote at the 2019 Annual Meeting. You are invited to attend the 2019 Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may follow the instructions on the Notice of Internet Availability of Proxy Materials to vote by internet or by mail.
Q. Who is entitled to vote at the Meeting?
A. Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of the Meeting and to vote at the Meeting, and at any postponements or adjournments thereof. At the close of business on the Record Date, there were 98,981,088 shares of our common stock outstanding held by over 40,000 individual participants in securities positions listings of our common stock.
Q. How many shares must be present to conduct business?
A. The presence at the Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the Meeting.
Q. What will be voted on at the Meeting?
A. The following chart sets for the proposals scheduled for a vote at the Annual Meeting and the vote required for such proposals to be approved:

Proposal 1: To elect five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;
Each director must be elected by a plurality of the votes cast; meaning that the five nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Only votes “FOR” will affect the outcome. Withheld votes or broker non-votes will not affect the outcome of the vote.

Proposal 2: To approve a proposal to amend the Company's Certificate of Incorporation to adopt a classified Board of Directors;
To be approved by our stockholders, at least a majority of the shares of common stock outstanding as of close of business on the record date must vote “FOR” this proposal. Any shares of common stock that are not voted (whether by abstention, broker non-vote or otherwise) will have the effect of a vote against this proposal.

Proposal 3: To ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
To be approved by our stockholders, the holders of a majority of the shares casting votes at the annual meeting on this proposal must vote “FOR” this proposal. Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal. Broker non-votes can be voted on this proposal.

Proposal 4: To amend the Company’s Amended and Restated 2013 Equity Incentive Plan, as amended (2013 Plan), to increase the number of shares issuable under the 2013 Plan;
To be approved by our stockholders, the holders of a majority of the shares casting votes at the annual meeting on this proposal must vote “FOR” this proposal. Any shares of common stock that are not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

Proposal 5: To amend the 2013 Plan to include an automatic "evergreen" provision regarding the shares to be annually added to the 2013 Plan;
To be approved by our stockholders, the holders of a majority of the shares casting votes at the annual meeting on this proposal must vote “FOR” this proposal. Any shares of common stock that are not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

Proposal 6: To approve on an advisory, non-binding basis named executive officer compensation;
To be approved by our stockholders, the holders of a majority of the shares casting votes at the annual meeting on this proposal must vote "FOR" this proposal. Any shares that are not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the outcome of the vote with respect to this proposal. This is an advisory vote and, therefore, is not binding.

Proposal 7: To approve on an advisory, non-binding basis the frequency of the shareholder advisory vote to approve named executive officer compensation;
To be considered approved by our stockholders, the frequency (one, two, or three years) that receives the most votes of a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter will be approved. Any shares that are not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the outcome of the vote with respect to this proposal. This is an advisory vote and, therefore, is not binding.

Q. What shares can I vote at the Meeting?
A. You may vote all shares of common stock owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.
Q. What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A. Some of our stockholders may hold shares of common stock in their own name rather than through a broker or other nominee. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Issuer Direct Corporation (formerly Interwest Transfer) you are considered to be, with respect to those shares, the stockholder of record, and the Notice of Internet Availability of Proxy Materials was sent directly to you. As the stockholder of record, you have the right to vote in person at the Meeting and vote by proxy. Whether or not you plan to attend the Meeting, we urge you vote by internet or by mail to ensure your vote is counted. You may still attend the Meeting and vote in person if you have already voted by proxy.
Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you from that organization together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting. If this applies to you, your broker, trustee or nominee will have enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q. How can I vote my shares without attending the Meeting?
A. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Meeting. If you are a stockholder of record, you may vote by proxy by internet or by mail by following the instructions provided on the Notice of Internet Availability of Proxy Materials. To vote using the proxy card, you must request a paper copy of the proxy materials by following the instructions available on the Notice of Internet Availability of Proxy Materials and then simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2019 Annual Meeting, we will vote your shares as you direct. Stockholders who hold shares beneficially in street name may cause their shares to be voted by proxy in accordance with the instructions provided by their broker, trustee or nominee, by using the proxy card provided by the broker, trustee or nominee and mailing them in the envelope provided by such person.
Q. How can I vote my shares in person at the Meeting?
A. Shares held in your name as the stockholder of record may be voted in person at the Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.
Q. How are votes counted?
A. If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” each proposal, “FOR” the nominees identified herein, and in the discretion of the proxy holder on any other matters that properly come before the Meeting).
Q. What is a “broker non-vote”?
A. A broker non-vote occurs when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers, dissolutions or stockholder proposals. The shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the annual meeting will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with the annual meeting, but will not be considered entitled to vote on the non-routine proposals.
We believe that under applicable rules Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.
However, we believe that Proposals 1 and 3-7 are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on these proposals without instructions from beneficial owners.
Q. How are abstentions counted?
A. If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes entitled to vote with respect to a proposal, but they will not be voted on any matter at the Meeting.
With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions will be entirely excluded from the vote and will have no effect on its outcome.

With regard to whether our stockholders have approved an advisory vote on the frequency with which the Company should consult the stockholder vote to approve the compensation of our named executive officers, the frequency (one, two, or three years)

that receives the most votes of a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter will be approved. Accordingly, abstentions will have no effect on the outcome of this proposal.
With regard to ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, whether our stockholders have approved either of the amendments to our 2013 Stock Incentive Plan, and whether our stockholders have approved, on an advisory basis the compensation of the named executive officers, the affirmative vote of the holders of a majority of the shares casting votes at the Meeting on such proposal is required for approval. Accordingly, abstentions will have no effect on the outcome of the proposals.
With regard to the proposal to amend the Company’s Certificate of Incorporation to adopt a classified Board of Directors, the affirmative vote of a majority in voting power of the outstanding shares of common stock entitled to vote at the Meeting is required for approval. Accordingly, abstentions will not be voted in favor of such proposal and will have the same effect as a vote “AGAINST” the proposal.
Q. What should I do if I receive more than one Notice of Internet Availability of Proxy Materials?
A. If you receive more than one Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Internet Availability of Proxy Materials to ensure that all of your shares are voted.
Q. Can I change my mind after I return my proxy?
A. Yes. You may change your vote at any time before your proxy is voted at the Meeting. If you are a stockholder of record, you can do this by giving written notice to the Secretary, by submitting another proxy with a later date, or by attending the Meeting and voting in person. If you are a stockholder in “street” or “nominee” name, you should consult with the bank, broker or other nominee regarding that entity’s procedures for revoking your voting instructions.
Q. Who is soliciting my vote and who is paying the costs?
A. Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials and this Proxy Statement, as applicable.
Q. How can I find out the results of the voting?
A. We intend to announce preliminary voting results at the Meeting and publish final results in a Current Report on Form 8-K within four business days following the Meeting.
Q. Whom should I contact if I have questions?
A. If you have any additional questions about the Meeting or the proposals presented in this Proxy Statement, you should contact the following person at our principal executive office as follows:
Joseph Dowling, Secretary
2688 South Rainbow Boulevard, Suite B
Las Vegas, Nevada 89146
(866) 290-2157

PROPOSAL 1
ELECTION OF DIRECTORS
The Board has nominated Mr. Joseph Dowling, Dr. Joseph Maroon, Mr. James McNulty, Mr. Michael Mona, III, and Mr. Gary Sligar as directors to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of CV Sciences. The size of the Board is currently fixed at five members. Accordingly, at the Meeting, five directors will be elected to the Board. Proxies cannot be voted for a greater number of persons than number of nominees named. The five nominees with the greatest numbers of votes at the Meeting will be elected to the five director positions. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s five nominees named below. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by our present Board to fill the vacancy. The table below sets forth with respect to each nominee for election (1) his age, and (2) position with CV Sciences and, if Proposal Two is approved by the Company’s stockholders, (3) the Class which each nominee shall serve under if elected and the expiration of the term of such director.

Nominees for Election as Directors. The Board unanimously adopted a resolution proposing an amendment to the Company’s Certificate of Incorporation, as currently amended (the “Certificate of Incorporation”) and adopting an amendment to the Company’s Bylaws (the “Bylaws”) that classifies the Board into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three year term. The effectiveness of the amendment to the Certificate of Incorporation is subject to obtaining stockholder approval as discussed herein under “Proposal Two — Approval of a Classified Board of Directors.” Subject to the approval of the amendment to the Certificate of Incorporation and the subsequent conforming amendment to the Bylaws to be implemented by the Board, the terms of office of the Class I, Class II and Class III directors will expire in 2020, 2021 and 2022, respectively.

Name	Age	Position	Audit Committee	Compensation Committee	Governance and Nominating Committee	Term to Expire	Director Since
Class I Director
Jim McNulty	68	Lead Director	C	*	*	2020	2016
Class II Directors
Michael Mona, III	33	Chief Operating Officer				2021	2016
Gary Sligar	69	Director	*	C	*	2021	2016
Class III Directors
Joseph Dowling	62	Chief Executive Officer				2022	2018
Dr. Joseph Maroon	78	Director	*	*	C	2022	2018
________________________________

C	Chair

*	Member
If the amendment to the Certificate of Incorporation is not approved, each nominee, if elected at the Annual Meeting, will serve as a director until the earlier of the 2020 Annual Meeting of the Company’s stockholders or until their successors are duly elected and qualified, and no conforming changes will be made by the Board to the Bylaws.
James McNulty. Mr. McNulty was initially appointed as a director of the Company on January 4, 2016. Mr. McNulty has served as CFO of Hopkins Capital Group, an affiliation of limited liability companies which engage in venture activities primarily in the development of pharmaceuticals, since 2000. Mr. McNulty currently serves as CEO of MYMD Pharmaceuticals and is CFO of Defender Pharmaceuticals, Inc., both are privately-held companies. Mr. McNulty was CFO of Biodelivery Sciences International, Inc. (NASDAQ: BDSI) (“BDSI”) from 2000 until his retirement from BDSI in December 2014. BDSI is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. The development strategy focuses on utilization of the U.S. Food and Drug Administration’s (“FDA”) 505(b)(2) approval process to potentially obtain timely and efficient approval of new formulations of previously approved therapeutics which incorporate the company's licensed drug delivery technologies. Mr. McNulty has performed accounting and consulting services, including expert testimony as a Certified Public Accountant since 1975. Mr. McNulty chairs the Company’s audit committee which was formally chartered on March 16, 2016. Mr. McNulty’s knowledge of the pharmaceutical industry and technical accounting issues as well as extensive business background makes him a valuable addition to the Board.
Michael Mona, III. Mr. Mona, III was appointed as Vice President of Operations on July 31, 2013 and has been instrumental in developing the worldwide supply chain for our hemp products. Mr. Mona, III was appointed as Chief Operating Officer in March 2016, as a director of the Company on May 24, 2016 and as President on May 31, 2018. Mr. Mona, III’s expertise in hemp farming, processing, testing and product development has greatly aided the Company in developing new markets for hemp-based products. Mr. Mona, III heads our consumer product business segment and also leads our efforts to bring hemp, as a viable economic crop, back to the United States through our affiliation with the Kentucky State Department of Agriculture. Prior to joining CV Sciences, Mr. Mona, III held various management positions in the real estate/construction industry including serving as a managing member of Mona Co. Development from 2009-2013. Mr. Mona, III graduated from the University of San Diego in Business Administration.
Gary Sligar. Mr. Sligar was initially appointed as a director of the Company on June 2, 2016. Mr. Sligar’s career spans 35 years in the commercial real estate industry including appraisal, commercial mortgage, property/asset management, leasing, construction and development. Since 2000, Mr. Sligar has co-owned and managed Paradise Properties LLC, a Florida-based real estate investment/development company focusing on office, retail, hotel, restaurant and multifamily properties in Southwest Florida. In 2008, Mr. Sligar founded TRECAP Partners, LLC which was subsequently acquired by Hunt Investment Management, an SEC-registered investment advisor and a subsidiary of the Hunt Companies, Inc. Mr. Sligar served as President of Hunt Investment Management until 2012 and a consultant to Hunt Investment Management from 2012 to 2014. Mr. Sligar also served on the Board of Directors of Hunt Investment Management from 2011 to 2013. Prior to Paradise Properties, LLC, Mr. Sligar was the founder and Chief Executive Officer of Compass Management and Leasing, Inc. from 1989 until its sale to Lasalle Partners in 1999. Before the formation of Compass Management and Leasing, Inc., Mr. Sligar was the Executive Vice President responsible for the New York office asset management operations for Equitable Real Estate from 1986 to 1989. Mr. Sligar is a graduate of Tulsa University and has completed certain graduate studies at the University of Houston. Mr. Sligar’s extensive business background makes him a valuable member of the Board.
Joseph Dowling. Mr. Dowling was appointed as Chief Executive Officer ("CEO") on May 31, 2018 and Secretary on August 25, 2014. He was our Chief Financial Officer (“CFO”) from June 16, 2014 to March 15, 2019. Before joining CV Sciences, Mr. Dowling held numerous senior positions including serving as President and CFO of MediVas, LLC, a biotechnology company focused on drug formulation and delivery from 2005 to 2013 where he led day-to-day operations, drug research and development, product development and commercialization and strategic alliance building including license agreements with Pfizer, Merck, Wyeth, DSM, Guidant and Boston Scientific. Mr. Dowling served as a Managing Director in the mergers and acquisitions group at Citigroup from 1998 to 2005. Earlier in his career, Mr. Dowling served in various finance and accounting roles in both public accounting and in the banking industry. Mr. Dowling graduated from University of California, Los Angeles in Economics and is a Certified Public Accountant. As the Company’s Chief Executive Officer and Chief Financial Officer, Mr. Dowling is specially qualified to serve on the Board because of his detailed knowledge of the pharmaceutical industry including drug research and development and the Company’s global consumer product operations and his expertise in financial matters.
Dr. Joseph Maroon. Dr. Maroon is a clinical professor and vice chairman of the Department of Neurological Surgery and the Heindl Scholar in Neuroscience at the University of Pittsburgh Medical Center (UPMC). He is a world-renowned neurosurgeon, and brings his expertise in health, nutrition and wellness to expand the depth of medical and biotech leadership on the board. Dr. Maroon was previously a member of the Board of Directors and Chairman of the Scientific Committee of Mylan from 2005 to 2017. Dr. Maroon has been a team neurosurgeon in the National Football League since 1981, and serves as medical director of other professional sports organizations. He has served on the editorial boards of eight medical and neurological journals and is currently associate editor of Surgical Neurology. He also is past-president of the Congress of Neurological Surgeons, the largest society of neurosurgeons in the world. Dr. Maroon has conducted extensive research into neurotrauma, brain tumors and diseases of the spine, which has led to many innovative techniques for diagnosing and treating these disorders. His research efforts have garnered him numerous awards from various national and international neurological societies.

Vote Required and Recommendation of the Board
Directors are elected by plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. The nominee receiving the highest number of "FOR" votes will be elected. Shares represented by executed proxies will be voted for which no contrary instruction is given, if authority to do so is not withheld, for the election of each of the nominee named above. If a nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee by your Board.
The Board unanimously recommends that you vote “FOR” each of the nominees identified above.

PROPOSAL 2
APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS
The Board has unanimously approved, adopted and declared advisable, and recommends that the stockholders approve and adopt, an amendment to the Company’s Certificate of Incorporation adding a new Article X that classifies the Board into three classes with staggered terms of office. Currently, the Board consists of a single class of five directors. All of the Company’s directors are elected at each Annual Meeting of Stockholders unless a vacancy occurs during the year and the Corporate Governance and Nominating Committee (the "Nominating Committee") finds a candidate to fill the vacancy. In such a case, the Nominating Committee would present the candidate to the Board for approval and appointment. The candidate would serve until he or she is elected by the stockholders at the next Annual Meeting. The classified board amendment would classify the Board into three separate classes, with only one class being elected each year. Directors would be elected by stockholders to serve three-year terms of office.
As indicated earlier, members in each class would be elected at the Annual Meeting. Although directors would be elected to one year terms at this Annual Meeting, the classified board amendment would authorize the Board to assign each current director to one of the three classes. If the amendment is adopted and becomes effective, the Board currently intends that James McNulty would be assigned to Class I and would serve until the next Annual Meeting of Stockholders in 2020 or until his respective successor has been elected and has qualified, or until his earlier death, resignation, retirement or removal. Michael Mona, III and Gary Sligar would be assigned to Class II and would serve until the Annual Meeting of Stockholders in 2021 or until their successors has been elected and has qualified, or until their earlier death, resignation, retirement or removal. Joseph Dowling and Dr. Joseph Maroon would be assigned to Class III and would serve until the Annual Meeting of Stockholders in 2022 or until their successors has been elected and has qualified, or until their earlier death, resignation, retirement or removal. Accordingly, even though directors will be elected to one-year terms at this Annual Meeting, if the proposed amendment is adopted, the directors serving in Class II and Class III will serve multi-year terms that will not expire at the 2020 Annual Meeting. Beginning with the election of directors to be held at the 2020 Annual Meeting of Stockholders, the class of directors to be elected in such year would be elected for a three-year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors shall expire in each year.
Approval of a Classified Board of Directors
To preserve the classified board structure, the classified board amendment also provides that vacant and newly created directorship would be filled exclusively by directors. Currently, vacancies and new directorships may be filled by the Board or the stockholders.  Directors appointed to vacant or newly created directorships would serve for a term expiring at the next election of the class for which such director has been chosen, and such director would remain in office until that director’s successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal. The classified board amendment would also provide that the size of the Board may be changed in the future only by the Board, pursuant to a resolution approved by a majority of the Whole Board (as defined in the amendment).  Currently, the size of the Board may be changed by the Board or the stockholders.  The classified board amendment would also provide that, and only the Board may fix the date, time and place of future Annual Meetings of Stockholders.  The current provisions regarding vacant and newly created directorships, the terms of the directors appointed to those directorships, the size of the Board and the Board’s power to fix the date, time and place of Annual Meetings appear in the Bylaws (which may be amended by either the Board or the stockholders).  Because the classified board amendment would insert these provisions in the Certificate of Incorporation, future changes to these provisions would require an amendment to the Certificate of Incorporation approved by both the Board and the stockholders.
Delaware law provides that, if a corporation has a classified board, unless the corporation’s Certificate of Incorporation specifically provides otherwise, the directors may only be removed by the stockholders for cause. The Certificate of Incorporation, as amended by the proposed classified board amendment, would provide that directors may be removed only for cause, and only by the holders of a majority of the voting power of the stock outstanding and entitled to vote at an election of directors. Therefore, if Proposal Two is adopted, stockholders can remove directors of the Company for cause, but not in other circumstances. Presently, all of the directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority of the voting power of the stock of the Company.
Unless a director is removed or resigns, three annual elections are needed to replace all of the directors on the classified Board, and generally two annual elections are needed to replace a majority of the directors on a classified Board. The classified board amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company’s stock with the intention of obtaining immediate control of the Board. If this Proposal Two is adopted, these provisions will be applicable to each annual election of directors, including the elections following any change of control of the Company.
The Company is not aware of any present third-party plans to gain control of the Company, and the classified board amendment is not being recommended in response to any such plan. Rather, the Board is recommending the classified board amendment as part of its periodic review of the Company’s corporate governance mechanism and to assist in assuring equitable treatment for all of the Company’s stockholders in hostile takeover situations. The Board has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

Advantages of the Classified Board Amendment
The classified board amendment is designed to assure continuity and stability in the Board’s leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with the Company and, therefore, will be familiar with its business and operations. The Company has not experienced continuity problems in the past and the Board wishes to ensure that this experience will continue. The Board believes that the stability in the Board’s leadership and policies in the past has helped to promote the creation of long-term stockholder value. The Board also believes that the classified board amendment will assist the Board in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board.

Disadvantages of the Classified Board Amendment
The classified board amendment may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the voting power of the Company’s outstanding Common Stock. Without the ability to obtain immediate control of the Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Thus, the classified board amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. By potentially discouraging accumulations of large blocks of the Company’s stock and fluctuations in the market price of the Company’s stock caused by accumulations, the classified board amendment could cause stockholders to lose opportunities to sell their shares at temporarily higher prices. Further, the classified board amendment will make it more difficult for stockholders to change the majority composition of the Board, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of the Board, the classified board amendment could be viewed as tending to perpetuate present management.
The complete text of the proposed amendment to the Company’s Certificate of Incorporation providing for a classified Board is attached as Attachment A. This summary of the classified board amendment is qualified in its entirety by reference to Attachment A. Please read Attachment A in its entirety.

Potential Anti-Takeover Effects
Certificate of Incorporation
Authorized Shares Available For Future Issuances. The Certificate of Incorporation contains provisions, which could be viewed as having an anti-takeover effect. The Certificate of Incorporation currently authorizes the issuance of 190,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock. The Company could (within the limits imposed by applicable law and The NASDAQ Marketplace Rules) issue the authorized and available Common Stock and Preferred Stock, at fair market value, generally without further stockholder approval. The Board has discretion to establish, without stockholder approval, the terms, rights and preferences of any future issuances of Preferred Stock. Such Preferred Stock may have rights, including economic rights, senior to our Common Stock. As a result, the issuance of the Preferred Stock could have a material adverse effect on the price of our Common Stock and could make it more difficult for a third party to acquire a majority of our outstanding Common Stock. Any issuance of additional shares of Common Stock or Preferred Stock could be used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board in opposing a hostile takeover bid.
Bylaws
The Board has unanimously approved an amendment to the Bylaws for the Company that makes the provisions of the Bylaws regarding the composition and election of the Board consistent with the proposed classified board amendment to the Certificate of Incorporation. This amendment to the Bylaws will only be effective if the Company’s stockholders approve Proposal Two to effect a classified board amendment at the Annual Meeting and such amendment becomes effective. The Bylaws may be considered to contain anti-takeover provisions, as they (i) allow the Board to designate the annual meeting date without restriction and (ii) allow the Board to dictate the conduct of stockholder meetings. These Bylaw provisions could enable the Company to delay undesirable stockholder actions to give the Company necessary time and information to adequately respond.
If approved and adopted by the stockholders, the classified board amendment will become effective when it is filed with the Office of the Secretary of State of the State of Delaware.  The Board reserves the right to abandon the amendment before it becomes effective, by public disclosure of that abandonment.

Vote Required and Recommendation of the Board
The amendment of our Certificate of Incorporation requires an affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on the amendment.
The Board unanimously recommends that you vote “FOR” the amendment of the Company's Certificate of Incorporation to adopt and approve a classified Board of Directors.

PROPOSAL 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that we submit the selection of the independent registered accounting firm for ratification by our stockholders at the Annual Meeting.
Tanner LLC ("Tanner") had served as our independent registered public accounting firm from February 23, 2017 to April 10, 2019.
The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the Board is seeking ratification of its selection of Deloitte as a matter of further involving our stockholders in our corporate affairs. If the stockholders do not ratify this selection, the Board will reconsider its selection of Deloitte and will either continue to retain the firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Board may, in its sole discretion, determine to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
Representatives of Deloitte are expected to be at the Meeting telephonically, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Vote Required and Recommendation of the Board
The affirmative vote of the holders of a majority of the shares casting votes at the Meeting on this proposal, at which a quorum is present, is required to approve this proposal. Proxies solicited by the Board will be voted for this proposal unless you specify otherwise in your proxy. Broker non-votes can be voted on this proposal.
The Board unanimously recommends that you vote “FOR” the ratification of Deloitte as the Company’s independent registered public accounting firm.

PROPOSAL 4
AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN, AS AMENDED
TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 2013 PLAN
On April 2, 2019, our Board approved an amendment to the Company’s Amended and Restated 2013 Equity Incentive Plan, as amended (the “Amended 2013 Plan”), subject to stockholder approval at the Meeting, in order to add 3,000,000 shares for possible future issuances pursuant to awards under the Amended 2013 Plan. The amendment of the Amended 2013 Plan will be effective as of the date it is approved by the Company’s stockholders. The Amended 2013 Plan was initially approved by the Board and the Company’s stockholders in July 2014 to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, employees, and consultants to those of the Company’s stockholders and by providing such individuals with an incentive for performance to generate returns to the Company’s stockholders. The Amended 2013 Plan is further intended to provide the Company flexibility to motivate, attract, and retain the services of members of the Board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. In past years, we reduced the annual requested increase in the number of shares available for possible future issuances pursuant to awards under the Amended 2013 Plan. In each of 2015, 2016 and 2017, our stockholders approved increases of 5,000,000 shares. In 2018, our stockholders approved an increase of 3,000,000 shares. This year, we are seeking approval of an increase of 3,000,000 shares.
The principal features of the Amended 2013 Plan are summarized below, but the summary is qualified in its entirety by reference to the Amended 2013 Plan itself, as amended, a copy of which is attached hereto as Attachment B.
DESCRIPTION OF AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN
The Amended 2013 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants and restricted stock units. Participants in the Amended 2013 Plan may be granted any one of the equity awards or any combination thereof, as determined by the Board. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.
Purpose
The Board adopted the Amended 2013 Plan to provide a means to retain the services of the group of persons eligible to receive awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the employees, as well as non-employee directors and consultants of the Company and its affiliates, are eligible to participate in the Amended 2013 Plan, a total of approximately 114 individuals, including 3 non-employee directors, approximately 107 employees and approximately 4 consultants.
The Importance of the Proposed Increase in Shares
We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward. We are a small life science company heavily reliant on a small number of senior employees and consultants. If we are unable to offer competitive equity packages to retain and hire senior employees and engage consultants, this could significantly hamper our ability to advance our drug development program.
Administration
As permitted by the terms of the Amended 2013 Plan, the Board has delegated administration of the Amended 2013 Plan to the Compensation Committee of the Board. As used herein with respect to the Amended 2013 Plan, the “Board of Directors” refers to any committee the Board appoints as well as to the Board itself. Subject to the provisions of the Amended 2013 Plan, the Board has the power to construe and interpret the Amended 2013 Plan and awards granted under it and to determine the persons to whom and the dates on which awards will be granted, the number of shares of the Company’s common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. Subject to the limitations set forth below, the Board will also determine the exercise price of options granted under the Amended 2013 Plan and, with the consent of any adversely affected option holder, may reduce the exercise price of any outstanding option, cancel an outstanding option in exchange for a new option covering the same or a different number of shares of common stock or another equity award or cash or other consideration, or any other action that is treated as a re-pricing under generally accepted accounting principles. All decisions, determinations and interpretations by the Board regarding the Amended 2013 Plan shall be final and binding on all participants or other persons claiming rights under the Amended 2013 Plan or any award.
The Board has the power to delegate administration of the Amended 2013 Plan to a committee composed of not fewer than two (2) members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. Subject to certain limitations, the Board may also delegate to one or more officers of the Company the authority to do one or both of the following (i) designate officers and employees of the Company to be recipients of awards and (ii) determine the number of shares of common stock to be subject to such awards granted to such officers and employees of the Company. Such officer would be able to grant only the number of shares of common stock subject to awards as specified by the Board, and such officer would not be allowed to grant an award to him or herself.
Stock Subject to the Amended 2013 Plan
Subject to this Proposal 3, and following the amendment to the Amended 2013 Plan, an aggregate of 31,000,000 shares of our common stock will be reserved for issuance under the Amended 2013 Plan. Shares issued under the Amended 2013 Plan may be previously unissued shares or reacquired shares of our common stock bought on the market or otherwise.
If awards granted under the Amended 2013 Plan expire or otherwise terminate without being exercised, or if any shares of common stock issued to a participant pursuant to an award are forfeited to or repurchased by the Company, such shares of common stock again become available for issuance under the Amended 2013 Plan. If any shares subject to an award are not delivered to a participant because such shares are withheld for the payment of taxes or the award is exercised through a “net exercise”, the number of shares that are not delivered to the participant shall remain available for the grant of awards under the Amended 2013 Plan. If the exercise of any award is satisfied by tendering shares of our common stock held by the participant, the number of shares tendered shall again become available for the grant of awards under the Amended 2013 Plan. Notwithstanding the foregoing, and subject to the terms of the Amended 2013 Plan, the aggregate maximum number of shares of our common stock that may be issued as incentive stock options will be 31,000,000 shares of common stock.
Eligibility
Incentive stock options may be granted under the Amended 2013 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Amended 2013 Plan.
No incentive stock option may be granted under the Amended 2013 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Amended 2013 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.
Subject to certain adjustments set forth in the Amended 2013 Plan, no employee may be granted options under the Amended 2013 Plan covering more than 4,000,000 shares of our common stock during any calendar year (the “Section 162(m) Limitation”).
Terms of Options
The following is a description of the permissible terms of options under the Amended 2013 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.
Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options shall be determined by the Board. If options are granted to individuals with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section162(m) of the Code and certain adverse tax consequences would result under Section 409A of the Code. See “Federal Income Tax Information.”
Acceptable consideration for the purchase of common stock issued under the Amended 2013 Plan will be determined by the Board and may include cash, common stock previously owned by the optionee, a deferred payment arrangement, the net exercise of the option, consideration received in a “cashless” broker-assisted sale and other legal consideration approved by the Board.

Option Exercise. Options granted under the Amended 2013 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Such increments may be based on continued service to the Company over a certain period of time, the occurrence of certain performance milestones, or other criteria. Options granted under the Amended 2013 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Amended 2013 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, or by such other method as may be set forth in the option agreement.
Term. The maximum term of options under the Amended 2013 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term of certain incentive stock options is five years. Options under the Amended 2013 Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. If an optionee’s service with the Company, or any affiliate of the Company, ceases with cause, the option will terminate at the time the optionee’s service ceases. In no event may an option be exercised after its expiration date.
A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.
Restrictions on Transfer. Incentive stock options are not transferable except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary who may exercise an option following the participant’s death. Nonstatutory stock options are transferable to the extent provided in the option agreement.
Terms of Stock Bonuses and Restricted Stock Awards
Stock bonus awards and restricted stock awards are granted through a stock bonus award agreement or restricted stock award agreement.
Payment. Subject to certain limitations, the purchase price for restricted stock or stock bonus awards must be at least the par value of our Common Stock. The purchase price for a stock purchase award may be payable in cash, or any other form of legal consideration approved by the Board. Stock bonus awards may be granted in consideration for the recipient’s past services for the Company.
Vesting. Common stock under a restricted stock or stock bonus award agreement may be subject to a share repurchase option or forfeiture right in our favor, each in accordance with a vesting schedule. If a recipient’s service relationship with us terminates, we may reacquire or receive via forfeiture all of the shares of our common stock issued to the recipient pursuant to a restricted stock or stock bonus award that have not vested as of the date of termination. The Board has the power to accelerate the vesting of stock acquired under a restricted stock or stock bonus award agreement.
Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may be transferred only as expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.
Restricted Stock Unit Awards
Restricted stock unit awards are issued pursuant to a stock unit award agreement.
Payment. Subject to certain limitations, the consideration, if any, for restricted stock unit awards must be at least the par value of our common stock. The consideration for a stock unit award may be payable in any form acceptable to the Board and permitted under applicable law.

Vesting and Settlement. The Board may impose any restrictions or conditions upon the vesting of restricted stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate. Restricted stock unit awards are settled in shares of the Company’s common stock. Dividend equivalents may be credited in respect of shares covered by a restricted stock unit award, as determined by the Board. At the discretion of the Board, such dividend equivalents may be converted into additional shares covered by the restricted stock unit award.
Termination of Service. If a restricted stock unit award recipient’s service relationship with the Company terminates, any unvested portion of the restricted stock unit award is forfeited upon the recipient’s termination of service.
Adjustment Provisions
Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, reclassification, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, or a change in corporate structure may change the type(s), class(es) and number of shares of common stock subject to the Amended 2013 Plan and outstanding awards. In that event, the Amended 2013 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Amended 2013 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.
Effect of Certain Corporate Transactions
In the event of certain corporate transactions, all outstanding stock awards under the Amended 2013 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction. A stock award may be subject to acceleration of vesting in the event of a change in control as may be provided in the applicable stock award agreement or other written agreement between the award recipient and the Company.
Duration, Amendment and Termination
The Board may suspend or terminate the Amended 2013 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Amended 2013 Plan will terminate on June 3, 2024, which is the tenth anniversary of the date of its adoption by the Board.
The Board will have authority to amend or terminate the Amended 2013 Plan. No amendment or termination of the Amended 2013 Plan shall adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company will obtain stockholder approval of any such amendment to the Amended 2013 Plan in such a manner and to such a degree as may be required.
Amended Plan Benefits
Future awards to the Company’s executive officers and employees are discretionary. Therefore, at this time the benefits that may be received by the Company’s executive officers and other employees if the Company’s stockholders approve the amendment to the Amended 2013 Plan cannot be determined. Because the value of stock issuable to the Company’s non-employee directors under the Amended 2013 Plan will depend on the fair market value of the Company’s common stock at future dates, it is not possible to determine exactly the benefits that might be received by the Company’s non-employee directors under the Amended 2013 Plan.

The following table shows the aggregate benefits received by our named executive officers as a group, our executive officers as a group, our non-employee directors as a group, our non-executive officer employees as a group and our consultants as a group under the Amended 2013 Plan in fiscal year 2018:

	Number of Options Granted (#)	Average Per Share Exercise Price ($)

Named executive officers as a group	2,300,000	$0.79

All current executive officers as a group	1,250,000	$1.12

All non-employee directors as a group	370,000	$2.12

All other employees as a group	1,199,000	$1.10

All consultants as a group	100,000	$0.40
The Company issued 2,950,000 restricted stock units to Mr. Mona Jr., 983,323 of the restricted stock units vest on June 8, 2019 and the remaining restricted stock units vest in 24 equal monthly increments thereafter.
Also see the information set forth below under the heading “Equity Compensation Plan Information”.
Federal Income Tax Information
Incentive Stock Options. Incentive stock options under the Amended 2013 Plan are intended to be eligible for the federal income tax treatment accorded “incentive stock options” under the Code.
There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may give rise to or increase alternative minimum tax liability for the participant.
If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.
Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.
Nonstatutory Stock Options, Restricted Stock Purchase Awards, Restricted Stock Units and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards, restricted stock units and stock bonuses granted under the Amended 2013 Plan generally have the federal income tax consequences described below.
There generally are no tax consequences to the participant or the Company by reason of the grant of these awards. However, if the exercise price of a nonstatutory stock option can, at any time, be less than the fair market value of the stock on the grant date, Section 409A of the Code imposes ordinary income and employment tax liability on the participant as the option vests in an amount equal to the difference between the fair market value of the stock on the vesting date and the exercise price. In addition, Section 409A imposes a penalty of 20% of such amount and an interest charge. The Company would be responsible for withholding these tax amounts. Upon acquisition of the stock under any of these awards, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.
Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.
Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.
Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) (the “Treasury Regulations”), compensation attributable to stock options issued on or before November 2, 2017 will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders, provided that such stock option agreement is not amended after November 2, 2017.
Restricted stock, stock bonus awards and restricted stock units issued on or before November 2, 2017 will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal, provided that such restricted stock, stock bonus award or restricted stock unit agreement is not amended after November 2, 2017.
The Amended 2013 Plan permits the Company to grant awards designated as “Performance-Based Awards” that are intended to qualify as performance-based compensation under the Treasury Regulations.
Effective for tax years after 2017, the qualified performance-based compensation exception of Code Section 162(m)’s tax deduction limitation was repealed; provided, however, that notwithstanding such repeal, the performance-based compensation under Code Section 162(m) is subject to a transition rule for remuneration that is payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified thereafter.  For the avoidance of doubt, it is the intent of the Company to preserve the performance-based compensation exception that is or may be available for awards payable under the Amended 2013 Plan to the maximum extent permitted by law.
Vote Required and Recommendation of the Board
Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock casting votes at the Meeting on this proposal. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board unanimously recommends that you vote “FOR” the adoption of the amendment to the Amended and Restated 2013 Equity Incentive Plan, as amended, to increase the number of shares issuable under the 2013 Plan.

PROPOSAL 5
AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN, AS AMENDED
TO INCLUDE AN AUTOMATIC "EVERGREEN" PROVISION

On April 2, 2019, our Board approved an amendment to the Company’s Amended and Restated 2013 Equity Incentive Plan, as amended (the “Amended 2013 Plan”), subject to stockholder approval at the Meeting, in order to add an automatic "evergreen" provision regarding the number of shares to be annually added to the 2013 Plan. If our stockholders do not approve the Amendment, the existing version of the 2013 Plan, as amended to date, will remain in effect.
The Amendment provides for an addition of the automatic "evergreen" provision to the 2013 Plan regarding the number of shares of common stock automatically added to the 2013 Plan on January 1 of each year during the term of the plan, starting with January 1, 2020 to the least of (a) 4% of the total shares of the Company's common stock outstanding on December 31st of the prior year, (b) 4,000,000 shares of the Company's common stock, or (c) a lesser number of shares of the Company's Common Stock determined by the Board.

Background and Reason for the Proposal
Our number of employees has grown rapidly in the last 12 months. Equity awards are used as compensation vehicles by most, if not all, of the companies with which we compete for talent, and we believe that providing equity awards is critical to attract and retain key contributors. Accordingly, our Board has approved to add the automatic “evergreen” provision in the 2013 Plan to increase to the share reserve under the 2013 Plan to ensure a sufficient number of shares will be available for recruiting new employees and retention of existing employees. Should stockholder approval of this Proposal 3 not be obtained, the provisions regarding the annual automatic increase of shares available under the 2013 Plan will not be amended. However, we will retain the ability to issue the shares of our Common Stock which were previously approved by stockholders for issuance under the 2013 Plan.
Vote Required and Recommendation of the Board
Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock casting votes at the Meeting on this proposal. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board unanimously recommends that you vote “FOR” the adoption of the amendment to the Amended and Restated 2013 Equity Incentive Plan, as amended, to include an automatic "evergreen" provision regarding the shares to be annually added to the 2013 Plan.

PROPOSAL 6
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14(a) of the Exchange Act, the Company is providing stockholders with an advisory (non-binding) vote on compensation programs, which is sometimes referred to as "say on pay," for our named executive officers, Mr. Joseph Dowling, Mr. Joerg Grasser, and Mr. Michael Mona III. Accordingly, you may vote on the following resolution at this 2019 Annual Meeting of Stockholders.
"RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED."
This vote is non-binding. The Board intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board has determined that, subject to the outcome of the advisory (non-binding) vote of Proposal 7 regarding the vote on frequency of stockholder votes on executive compensation, the Company will hold future advisory votes on executive compensation every 3 years.
Stockholders are encouraged to read the accompanying compensation tables and the related narrative disclosures for more information about the Company's executive compensation program.
Vote Required and Recommendation of the Board
The affirmative vote of holders of a majority of the shares of Company's common stock casting votes at the Annual Meeting on this proposal will be required for the approval, on an advisory basis, of the Named Executive Officer compensation.
The Board unanimously recommends that you vote “FOR” the approval of the Named Executive Officer compensation as disclosed in the accompanying compensation tables and the related narrative disclosure.

PROPOSAL 7
ADVISORY VOTE TO AS TO WHETHER THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION SHOULD TAKE PLACE EVERY 1, 2 OR 3 YEARS
In accordance with Section 14(a) of the Exchange Act, the Company is providing stockholders with an advisory (non-binding) vote as to whether the advisory vote to approve Named Executive Officer compensation should occur every 1, 2 or 3 years. The Board recommends that stockholders vote to hold an advisory vote on executive compensation every third year.
The Board has determined that holding an advisory vote on executive compensation every 3 years is the most appropriate policy for the Company at this time, and therefore recommends that future stockholder advisory votes on executive compensation occur every 3 years.
While this stockholder vote on the frequency of future advisory votes on the compensation of our Named Executive Officers is merely advisory and will not be binding upon the Company or the Board, we value the opinions of our stockholders and will consider the outcome of the vote when considering the frequency with which the compensation of our Named Executive Officers will be subject to an advisory, non-binding stockholder vote. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve to compensation of our Named Executive Officers more or less frequently than the option approved by our stockholders.
Vote Required and Recommendation of the Board
The frequency of the advisory, non-binding stockholder advisory vote to approve the compensation of our named executive officers will be selected by a plurality of "FOR" votes properly cast in person or by proxy by the holders of our common stock. The option (every one, two or three years) receiving the highest number of "FOR" votes will be considered the frequency recommended by the stockholders of the Company. Abstentions and broker non-votes will have no effect on the outcome of this Proposal No. 7.
The Board unanimously recommends that stockholders vote “FOR” a frequency period of every 3 years for future advisory votes on the compensation of our Named Executive Officers.

CORPORATE GOVERNANCE

Board and Stockholder Meetings and Attendance
The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of the Board is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The entire Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. The Board also participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings.
Directors are elected annually and hold office until the next annual meeting and until their successors are duly elected and qualified. During fiscal year 2018, there were five formal Board meetings. None of our directors attended fewer than 75% of the total number of meetings of the Board and meetings of any Committee of the Board on which such director served during the time each such individual director was serving as a director. The Company encourages, but does not require, directors to attend annual meetings of stockholders. All of the directors attended the 2018 Annual Meeting of Stockholders.
Committees of the Board
The Company has formal Compensation, Audit and Nominating Committees. All other functions of the Board are being undertaken by the Board as a whole.
The Compensation Committee consists of Dr. Joseph Maroon, James McNulty, and Gary Sligar, and has established a charter that requires all members of the Compensation Committee to be “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act, and satisfy the requirements of an “outside director” for purposes of Section 16(m) of the Internal Revenue Code.
The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of our executive officers, our general employee compensation and other policies and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee is authorized to carry out these activities and other actions reasonably related to the Compensation Committee's purposes or assigned by the Board from time to time. The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.cvsciences.com. During fiscal year 2018, the Compensation Committee held one meeting. During fiscal year 2018, the Compensation Committee retained Radford, a division of Aon Hewitt, to consult with the Company on a range of issues relating to executive and director compensation. Radford serves at the discretion of the Compensation Committee and provides services only to the Compensation Committee. Services provided by Radford included a review of executive and director compensation, public peer group and compensation philosophy development, and executive compensation benchmarking. Working with Radford, the Compensation Committee considered a variety of factors when determining the Company’s executive compensation program and total compensation levels. These factors included analysis of peer companies and Radford’s Global Life Science Survey.
The Audit Committee consists of Dr. Joseph Maroon, James McNulty and Gary Sligar, and has established a charter that requires all members of the Audit Committee to be independent in accordance with applicable listing standards. Our securities are quoted on the OTC: QB, which does not have any director independence requirements. Further, companies with securities only listed on the OTC: QB are not required to comply with the independence standards set forth in Rule 10A-3(b)(1) of the Exchange Act. Our Board has also determined that Mr. McNulty is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. During fiscal year 2018, the Audit Committee held four meetings. The Audit Committee operates pursuant to a written charter that is available on our website at www.cvsciences.com under “Investor Relations – Corporate Governance - Governance Documents.”
The Audit Committees responsibilities include: a) selecting and evaluating the performance of our independent auditors; b) reviewing the scope of the audit to be conducted by our independent auditors, as well as the result of their audit, and approving audit and non-audit services to be provided; c) reviewing and assessing our financial reporting activities and disclosure, including our earnings press releases and periodic reports, and the accounting standards and principles followed; d) reviewing the scope, adequacy and effectiveness of our internal control over financial reporting; e) reviewing management’s assessment of our compliance with our disclosure controls and procedures; f) reviewing our public disclosure policies and procedures; g) reviewing our guidelines and policies regarding risk assessment and management, our tax strategy and our investment policy; h) reviewing and approving related-party transactions; and i) reviewing threatened or pending litigation matters and investigating matters brought to the committees attention that are within the scope of its duties.
The Audit Committee also reviews and discusses with our management and independent registered public accounting firm the financial statements and disclosures in our quarterly financial press releases and SEC filings. In performing its responsibilities, the Audit Committee has reviewed and discussed with management and the Company’s independent auditors the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”). The Audit Committee has also discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard No. 61, Professional Standards, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm such firm’s independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously recommended to the Board that the audited financial statements be included in the 2018 Form 10-K.

Audit Committee
Dr. Joseph Maroon
James McNulty (Chair)
Gary Sligar
The Nominating Committee consists of Dr. Joseph Maroon, James McNulty and Gary Sligar, and is comprised solely of independent directors, as defined by NASDAQ.  The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board, evaluates the effectiveness of the Board and its serving members, and recommends the structure, responsibility and composition of the committees of the Board.  The Committee is also responsible for recommending guidelines and policies for corporate governance for adoption by the Board.  The charter of the Nominating Committee has been established and approved by the Board, and a copy of the charter has been posted on our website at www.cvsciences.com under “Investor Relations – Corporate Governance - Governance Documents.”
Other Directorships
Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.
Board Leadership Structure
Mr. McNulty is the Company's lead independent director. We believe our leadership structure is appropriate for the size and scope of operations of a company of our size.
Board’s Role in Risk Management
The Board is responsible for oversight of risks facing CV Sciences, while our management is responsible for day-to-day management of risk. The Board, as a whole, directly oversees our strategic and business risk, including financial reporting related risk and product development risk. We believe the Board, as a whole, supports its role in risk oversight, with our Chief Executive Officer and Chief Financial Officer responsible for assessing and managing risks facing CV Sciences day-to-day and other members of the Board providing oversight of such risk management.
Code of Ethics
We have adopted a corporate code of ethics that applies to all directors, officers and employees. A copy is available on the Investors-Corporate Governance section of our website at www.cvsciences.com.
Family Relationships
There are no family relationships between any directors or executive officers of CV Sciences.

Compensation of Directors
During 2018 we had an informal plan for compensating our directors for their services, whereby during 2018 each director, other than our employee directors, received $12,500 per quarter. In addition, we paid Mr. McNulty $70,000 during 2018 associated with his role as lead director.

Name of Directors	Fees earned or paid in cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	All other compensation ($)	Total ($)
Dr. Joseph Maroon (3)	$25,000	$—	$965,381	$10,000	$1,000,381
James McNulty	$120,000	$—	$11,839	$—	$131,839
Stephen Schmitz (4)	$12,500	$—	$11,839	$—	$24,339
Gary Sligar	$50,000	$—	$11,839	$—	$61,839
________________________________

(1)	This column reflects the annual cash retainer for Board services during fiscal 2018.

(2)
These amounts represent the grant date fair value of stock options granted in fiscal 2018 computed in accordance with FASB ASC Topic 718. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 10 of our financial statements in our 2018 Form 10-K.

(3)
Dr. Maroon was appointed as a director on August 6, 2018. Dr. Maroon received an option to purchase 250,000 shares of our common stock. These options are duration-based. 50,000 options were fully vested on the date of grant and the remaining options vest in 24 equal monthly installments, commencing on August 4, 2018. We paid other compensation includes $10,000 paid for Dr. Maroon's services as a guest speaker prior to his appointment as director.

(4)	Mr. Schmitz resigned as a director on April 26, 2018.
In February 2018, our existing non-employee directors each received an option to purchase 40,000 shares of our common stock. These options vest in 12 equal monthly installments measured from January 1, 2018.
The aggregate number of shares our our common stock subject to outstanding options held by each non-employee director as of December 31, 2018 was as follows: Dr. Maroon 250,000 shares, Mr. McNulty 290,000 shares, and Mr. Sligar 390,000 shares. Mr. Schmitz did not have any outstanding options as of December 31, 2018.
Conflicts of Interest
Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.
In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.
We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.
Board Communications with Stockholders
Stockholders desiring to communicate with the Board or any individual member should do so by sending regular mail to the Board, or such director, c/o Secretary, 2688 South Rainbow Boulevard, Suite B, Las Vegas, Nevada 89146. All communications will be compiled by the Secretary and forwarded to the Board or the appropriate director accordingly.

AUDIT FEES
The Audit Committee of the Board of Directors (the “Audit Committee”) of CV Sciences, Inc. (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm, and on April 10, 2019 the Audit Committee of the Board appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal periods commencing immediately. Tanner LLC (“Tanner”), the Company’s current independent registered public accounting firm, was informed of this decision on the same date and was dismissed, effectively immediately.
During the years ended December 31, 2018 and 2017 and through April 10, 2019, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or internal control over financial reporting, and neither a written nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
The audit reports of Tanner on the Company's consolidated financial statements as of and for the years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
Except to the extent described below, in connection with the dismissal of Tanner, during the Company’s two most recent years and the subsequent interim period through April 10, 2019, there were (i) no disagreements under Item 304(a)(1)(iv) of Regulation S-K between the Company and Tanner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Tanner’s satisfaction, would have caused Tanner to make reference to the subject matter of such disagreement in connection with its report and (ii) no events of the types listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.
A disagreement occurred with Tanner in connection with the Company’s preparation of its Form 10-K for the year ended December 31, 2018 (the “2018 10-K”) which pertained to the Company’s assessment of the material weakness in its internal control over financial reporting relating to management’s lack of maintaining appropriate staffing in its accounting department with the appropriate level of technical expertise and experience during a period of the year ended December 31, 2018. The disagreement was resolved between the Company and Tanner with no misstatements or related adjustments to the Company’s financial statements.
As disclosed in Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, management disclosed a material weakness in internal control over financial reporting related to management's lack of maintaining appropriate staffing in its accounting department with the appropriate level of technical expertise and experience during a period of the year ended December 31, 2018, resulting in insufficient oversight and detailed review of the financial reporting function. As previously reported in the Company's Current Report on Form 8-K filed on June 5, 2018, on May 31, 2018, Joseph Dowling was appointed as our Chief Executive Officer, which he served concurrently with his role as the Company's Chief Financial Officer. The result of Mr. Dowling's dual role required the need to hire additional qualified financial and accounting personnel. The lack of hiring additional qualified personnel resulted in management not being able to perform its assessment of the effectiveness of internal control over financial reporting in a timely manner, which resulted in deficiencies that were not identified and remediated as of December 31, 2018. Based on this material weakness, management concluded that at December 31, 2018, internal control over financial reporting was not effective.
During the years ended December 31, 2018 and 2017 and the subsequent interim period through April 10, 2019, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except as discussed above.
The Audit Committee discussed the subject matter of the foregoing disagreement with Tanner, and the Company has authorized Tanner to respond fully to any inquiries of the successor independent registered public accounting firm, including with respect to the disagreement and material weakness discussed above.
Tanner's letter to the SEC stating its agreement with the statements in the foregoing paragraphs was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 15, 2019.
On April 10, 2019, the Audit Committee appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to completion of its standard client acceptance procedures

(which were subsequently completed). The decision to engage Deloitte as our independent registered public accounting firm was recommended by the Audit Committee and approved by the Board.
The Audit Committee reviews and must pre-approve all audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged by it for such services.  No fees charged by Tanner during 2018 were approved under the Regulation S-X Rule 2.01(c)(7)(i)(C) exception to the pre-approval requirement.  In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the accounting firm’s independence.
The following table summarizes the fees, as applicable, of Tanner our independent auditors for the years ended December 31, 2018 and 2017, respectively; billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two years for other services:

Fee Category	2018	2017
Audit Fees (1)	$349,489	$175,642
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
	$349,489	$175,642
(1) Audit fees includes the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports and services that are normally provided by the independent auditors in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
(2) Audit-related fees consist of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC and other accounting consulting.
(3) Tax fees consist of professional fees rendered by our outside tax advisors (other than Tanner) for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical advice.
(4) All other fees consist of fees for other miscellaneous items.
Our Audit Committee has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Audit Committee approves the engagement letter with respect to audit and review services. Other fees are subject to pre-approval by the Audit Committee, or, in the period between meetings, by a designated member of the Board or Audit Committee. Any such approval by the designated member is disclosed to the entire Board at the next meeting. The audit fees paid to the auditors with respect to 2018 and 2017 were pre-approved by the Audit Committee.

EXECUTIVE OFFICERS
The following table provides information concerning our executive officers as of March 31, 2019:

Name	Age	Position
Joseph Dowling	62	Chief Executive Officer and Director
Michael Mona, III	33	Chief Operating Officer and Director
Joerg Grasser	44	Chief Financial Officer
Joseph Dowling. See biographical information set forth above under "Proposal 1 - Election of Directors."
Michael Mona, III. See biographical information set forth above under "Proposal 1 - Election of Directors."
Joerg Grasser. On March 15, 2019, Mr. Grasser was appointed as the Chief Financial Officer of the Company. Mr. Grasser previously served as the Company's Chief Accounting Officer since December 26, 2018. Prior to his appointment, Mr. Grasser, held the position of Controller at Ballast Point Brewing, a subsidiary of Constellation Brands, Inc. from 2015 to 2018, where Mr. Grasser provided accounting, finance, financial reporting and operational expertise to the company. Prior to his role at Ballast Point, from 2014 to 2015 Mr. Grasser held the position of Senior Director of Accounting for Sequenom, Inc., and from 2010 to 2014, Mr. Grasser was at Peregrine Semiconductor Corporation advancing to Director Financial Planning and Reporting. Mr. Grasser began his career at KPMG LLP providing audit and IT advisory services, advancing to senior audit manager. He has an MBA from the Keller Graduate School of Management, a BA from University of Regensburg and is a Certified Public Accountant.

EXECUTIVE COMPENSATION
The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, our two most highly compensated executive officers, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2018. The value attributable to any option awards, if any, is computed in accordance with FASB ASC 718 Share-Based-Payment (“ASC 718”).
Summary Compensation Table
The following table provides information concerning the compensation paid to our "principal executive officer," and our next two most highly compensated executive officers during fiscal year 2018 and 2017. We refer to these individuals as our "named executive officers."

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joseph Dowling (5)	2018	$397,596	$—	$133,363	$185,000	$18,000	$733,959
Chief Executive Officer and Chief Financial Officer	2017	$275,000	$—	$166,492	$175,000	$18,000	$634,492
Michael Mona, Jr. (6)	2018	$398,654	$6,313,000	$280,062	$395,456	$35,846	$7,423,018
Former Chairman and Chief Executive Officer	2017	$330,000	$—	$716,587	$390,456	$30,736	$1,467,779
Michael Mona, III (7)	2018	$347,596	$—	$133,363	$185,000	$15,793	$681,752
Chief Operating Officer	2017	$225,000	$—	$289,721	$175,000	$15,793	$705,514
Joerg Grasser (8)	2018	$3,434	$—	$813,077	$—	$—	$816,511
Chief Accounting Officer	2017	$—	$—	$—	$—	$—	$—
________________________________

(1)
These amounts reflect the full grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these values may be found in Note 10 of our financial statements in our 2018 Form 10-K.

(2)
These amounts reflect the full grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. Assumptions used in calculating these values may be found in Note 10 of our financial statements in our 2018 Form 10-K. Stock option awards include time-based stock options and performance-based stock options.

(3)
The amounts in this column reflect awards earned under our 2018 and 2017 cash incentive bonus program for performance in the respective fiscal year, and which were paid early in the following fiscal year.

(4)
These amounts reflect an auto allowance provided to Mr. Dowling for 2018 and 2017; an auto allowance of $3,000, an auto lease of $11,373, and life insurance premiums of $21,473 paid by the Company on behalf of Mr. Mona Jr. in 2018 and an auto lease of $12,482 and a life insurance premium of $17,894 paid by the Company on behalf of Mr. Mona Jr. in 2017; and an auto lease provided to Mr. Mona, III.

(5)	Joseph Dowling was appointed Chief Executive Officer and a Director of the Company on May 31, 2018.

(6)	Michael Mona, Jr. resigned from all positions with the Company, including Chief Executive Officer, President and Director, on May 31, 2018.

(7)	In addition to his role as Chief Operating Officer, Michael Mona, III served as President of the Company from May 31, 2018 to January 22, 2019.

(8)	Joerg Grasser was appointed Chief Accounting Officer on December 26, 2018.
Narrative Explanation of Certain Aspects of the Summary Compensation Table
The base salary of all executive officers are reviewed annually and adjusted when our Board or its Compensation Committee determines an adjustment is appropriate. For fiscal year 2018, the annual base salaries for our named executive officers were as follows: Mr. Dowling - $400,000, Mr. Mona Jr. - $400,000, Mr. Mona III - $350,000, and Mr. Grasser - $250,000. Our named executive officers have employment agreements.
Each year, we adopt a cash incentive bonus program that incorporates certain short-term performance objectives designed to further our long-term business objectives. These performance objectives, which can change from year to year, have included corporate as well as individual objectives.
During fiscal year 2018, Mr. Dowlings's total compensation was $733,959. The Board approved a salary of $400,000 for our Chief Executive Officer. During fiscal year 2017, Mr. Dowling’s total compensation was $634,492. As previously discussed in the July 2016 8-K, on July 6, 2016, the Compensation Committee approved the grant of 1,000,000 standalone stock options to Mr. Dowling which were not granted under the Amended 2013 Plan. As set forth in the March 2017 8-K, the terms of the options were subsequently amended and the stock grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. As previously reported by the Company in the March 2017 8-K, on March 15, 2017, the Board approved the re-pricing of the exercise price of the Dowling October 2014 Option and May 2015 Option to $0.38 per share, which represents the fair market value of the Company’s common stock as of such date. Also, as previously reported by the Company in the March 2017 8-K, on March 15, 2017, the Board approved the grant of 100,000 stock options to Mr. Dowling. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As previously discussed in the Current Report on Form 8-K filed with the SEC on April 12, 2017 (the “April 2017 8-K”), on April 7, 2017, the Compensation Committee approved the grant of 1,000,000 standalone stock options to Mr. Dowling which were not granted under the Amended 2013 Plan. As set forth in the April 2017 8-K, the terms of the options were subsequently amended and the stock grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of three defined option performance conditions.
During fiscal year 2018, Mr. Mona Jr. 's total compensation was $7,423,018. The Company issued 2,950,000 restricted stock unites to Mr. Mona Jr. 983,323 of the restricted stock units vest on June 8, 2019 and the remaining restricted stock units vest in 24 equal monthly increments thereafter. During fiscal year 2017, Mr. Mona, Jr.’s total compensation was $1,467,779. As previously discussed in the July 2016 8-K, on July 6, 2016, the Compensation Committee approved the grant of 6,000,000 standalone stock options to Mr. Mona, Jr. which were not granted under the Company’s Amended and Restated 2013 Equity Incentive Plan (the “Amended 2013 Plan”). As set forth in the Current Report on Form 8-K filed with the SEC on March 22, 2017 (the “March 2017 8-K”), the terms of the option were subsequently amended and the stock grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. As previously reported by the Company in the March 2017 8-K, on March 15, 2017, the Board approved an amendment to the Mona Employment Agreement to provide eligibility for a cash bonus upon the occurrence of certain liquidity events of the Company as more particularly set forth in the March 2017 8-K and approved the re-pricing of the exercise price of the December 2014 Option to $0.38 per share, which represents the fair market value of the Company’s common stock as of such date. Section 162(m) of the Internal Revenue Code of 1986, as amended, denies a deduction to any publicly-held corporation for compensation paid Also, as previously reported by the Company in the March 2017 8-K, on March 15, 2017, the disinterested members of the Board approved the grant of 200,000 stock options to Mr. Mona, Jr. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. Also, on March 15, 2017, as previously reported by the Company in the March 2017 8-K, the disinterested members of the Board approved the grant of 5,000,000 standalone stock options to Mr. Mona, Jr., which were not granted under the Amended 2013 Plan. The grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of three defined option performance conditions.
During fiscal year 2018, Mr. Mona III's total compensation was $681,752. During fiscal year 2017, Mr. Mona, III’s total compensation was $705,514. As previously discussed in the July 2016 8-K, on July 6, 2016, the Compensation Committee approved the grant of 4,000,000 standalone stock options to Mr. Mona, III which were not granted under the Amended 2013 Plan. As set forth in the March 2017 8-K, the terms of the options were subsequently amended and the stock grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. Also, as previously reported by the Company in the March 2017 8-K, on March 15, 2017, the disinterested members of the Board approved the grant of 100,000 stock options to Mr. Mona, III. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As previously discussed in the April 2017 8-K, on April 7, 2017, the Compensation Committee approved the grant of 1,000,000 standalone stock options to Mr. Mona, III which were not granted under the Amended 2013 Plan. As set forth in the April 2017 8-K, the terms of the options were subsequently amended and the stock grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of three defined option performance condition.
Option Grants
On July 23, 2014, Company stockholders approved the CV Sciences, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Amended 2013 Plan”), which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. On each of December 21, 2015, October 24, 2016, July 14, 2017, and August 4, 2018, the Company’s stockholders approved an amendment to the Amended 2013 Plan to increase the number of shares that may be issued under the Amended 2013 Plan. There are currently 28,000,000 shares of common stock authorized for issuance under the Amended 2013 Plan. This plan serves as the successor to the 2013 Equity Incentive Plan. There were no option awards under the 2013 Equity Incentive Plan prior to it being amended and restated. As of March 31, 2019, the Company had 4,397,545 of authorized unissued shares reserved and available for issuance under the Amended 2013 Plan.
Outstanding Equity Awards at Fiscal Year End
The following table provides a summary of all outstanding option awards for Named Executive Officers at the end of fiscal year 2018.

	Option Awards
Name	Award Grant and Commencement of Vesting Date	Number of securities underlying unexercised option (#) exercisable	Number of securities underlying unexercised option (#) unexercisable	Option exercise price ($)	Option Expiration Date

Joseph Dowling (1)	10/1/2014	600,000	—	$0.38	10/1/2024
Chief Executive Officer	5/21/2015	89,573	10,427	$0.38	5/21/2025
	9/23/2015	200,000	—	$0.73	9/23/2025
	12/28/2015	150,000	—	$0.16	12/28/2025
	10/5/2016	250,000	—	$0.37	7/5/2026
	3/15/2017	100,000	—	$0.38	3/15/2027
	7/14/2017	250,000	—	$0.37	7/5/2026
	7/14/2017	250,000	—	$0.38	3/15/2027
	3/20/2018	500,000	—	$0.40	3/19/2028

Michael Mona, Jr. (2)	12/8/2014	4,000,000	—	$0.38	12/8/2024
Former Chairman, CEO	9/23/2015	1,470,000	—	$0.73	9/23/2025
	10/28/2015	530,000	—	$0.16	10/28/2025
	10/5/2016	1,500,000	—	$0.37	7/5/2026
	3/15/2017	200,000	—	$0.38	3/15/2027
	7/14/2017	1,500,000	—	$0.37	7/5/2026
	7/14/2017	1,250,000	—	$0.38	3/15/2027
	3/20/2018	1,050,000	—	$0.40	3/19/2028

Michael Mona, III (3)	10/1/2014	500,000	—	$0.38	10/1/2024
Chief Operating Officer	9/23/2015	343,000	—	$0.73	9/23/2025
	10/5/2016	1,000,000	—	$0.37	7/5/2026
	3/15/2017	100,000	—	$0.38	3/15/2027
	7/14/2017	1,000,000	—	$0.37	7/5/2026
	7/14/2017	250,000	—	$0.38	3/15/2027
	3/20/2018	500,000	—	$0.40	3/19/2028

Joerg Grasser (4)	12/26/2018	—	250,000	$3.99	12/25/2028
Chief Accounting Officer
________________________________

(1)	Joseph Dowling was appointed Chief Executive Officer and a Director of the Company on May 31, 2018.

(2)	Michael Mona, Jr. resigned from all positions with the Company, including Chief Executive Officer, President and Director, on May 31, 2018.

(3)	Michael Mona, III was appointed President of the Company on May 31, 2018.

(4)	Joerg Grasser was appointed Chief Accounting Officer of the Company on December 26, 2018.

The following table provides a summary of all outstanding stock awards for Named Executive Officers at the end of fiscal year 2018.

	Stock Awards
Name	Award Grant and Commencement of Vesting Date	Number of shares or unit of stock that have not vested	Market value of shares or unit of stock that have not vested	Equity Incentive Plan Award: number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: market or payout value of unearned shares, units or other rights that have not yet vested

Michael Mona, Jr. (2)	6/8/2018	2,950,000	$12,714,500	—	$—
Former Chairman, CEO

Pension, Retirement or Similar Benefit Plans
During fiscal years 2018 and 2017 there were no arrangements or plans in which we provided pension, retirement or similar benefits to our directors or executive officers.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership of Directors, Officers and 5% Stockholders
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The following table sets forth, as of March 31, 2019, certain information as to shares of our common stock owned by (i) each person known to beneficially own more than five percent of our outstanding common stock or preferred stock, (ii) each of our directors, and executive officers named in our summary compensation table, and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each named beneficial owner is the same as that of our principal executive offices located at 2688 South Rainbow Boulevard, Suite B, Las Vegas, NV 89146.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Common Stock Beneficially Owned
5% or greater stockholders:
Michael Mona, Jr (3)	14,450,000	12.8%
Mackay Ventures, LLC (4)	6,027,094	6.1%
Mai Dun Limited (5)	5,463,162	5.5%
Named Executive Officers and Directors:
Joseph Dowling (6)	2,450,000	2.4%
Michael Mona, III (7)	5,560,500	5.4%
James McNulty (8)	1,835,500	1.8%
Gary Sligar (9)	390,000	*
Dr. Joseph Maroon (10)	523,224	*
Joerg Grasser (11)	—	*
All executive officers and directors as a group (six persons)	10,759,224	10.1%
________________________________
* Less than 1%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, or other rights, are deemed outstanding for purposes of computing shares beneficially owned by the percentage ownership of each such person and group. Applicable percentages are based on 99,008,977 shares of our common stock outstanding on March 31, 2019, and are calculated as required by rules promulgated by the SEC.

(2)	Unless otherwise noted, all shares listed are owned of record and the record owner has sole voting and investment power, subject to community property laws where applicable.

(3)
Beneficial ownership includes 730,000 shares of common stock owned by Mr. Mona, Jr. On December 8, 2014, the Compensation Committee approved the grant of 4,000,000 stock options to Michael Mona, Jr., the Company’s former President and Chief Executive Officer. The stock option is durational-based, with 67% vested as of the date of grant and the remainder vesting in twelve (12) equal monthly installments measured from January 31, 2015. As of March 31, 2019, 100% of the option shares have vested and Mr. Mona, Jr. has exercised 200,000 of this grant. Pursuant to the Decree issued by the Court, the Court awarded 3,000,000 shares of the December 2014 Option to Ms. Rhonda Mona, the ex-wife of Mr. Mona, Jr. Pursuant to the Amended 2013 Plan, the stock options to purchase shares of common stock granted under the Amended 2013 Plan may not be transferred, however, pursuant to the Decree. Mr. Mona, Jr. believes that Ms. Mona has shared beneficial ownership of 3,000,000 of the shares of the Company’s common stock that would be acquired upon exercise of the option. In September 2015, the Compensation Committee approved the grant of 1,470,000 stock options to Mr. Mona, Jr. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of the grant.  As of March 31, 2019, 100% of the option shares have vested. In December 2015, the Compensation Committee approved the grant of 530,000 stock options to Mr. Mona, Jr. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As of March 31, 2019, 530,000 option shares have vested and were exercised by Mr. Mona, Jr. On July 6, 2016, Mr. Mona, Jr. was granted a standalone option to purchase 6,000,000 shares of the Company’s common stock, which was not granted under the Amended 2013 Plan. The option is performance-based, and vests and becomes exercisable upon the completion of each of four defined option performance conditions. On October 5, 2016, the first performance criterion was met resulting in vesting of the option as to 1,500,000 shares. On July 14, 2017, the second performance criterion was met resulting in vesting of the option as to 1,500,000 shares. As of March 31, 2019, 3,000,000 option shares have vested. On March 15, 2017, Mr. Mona, Jr. was granted a stock option to purchase 200,000 shares of common stock. The stock option has a term of ten (10) years, is durational-based, was fully-vested on the grant date and has an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As of March 31, 2019, 100% of the option shares have vested. Also, on March 15, 2017, the disinterested members of the Board approved the grant of 5,000,000 standalone stock options to Mr. Mona, Jr., which were not granted under the Amended 2013 Plan. The grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of three defined option performance conditions. On July 14, 2017, the first performance criterion was met resulting in vesting of the option as to 1,250,000 shares. As of March 31, 2019, 1,250,000 shares have vested. On March 20, 2018, the disinterested members of the Board granted Mr. Mona, Jr. 1,050,000 stock options. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of the grant.  As of March 31, 2019, 100% of the option shares have vested. On June 8, 2018, the Board granted Mr. Mona, Jr. 2,950,000 restricted stock units (RSU's). 100% of the RSU's vested in connection with Mr. Mona, Jr.'s resignation for Good Reason (as defined in Mona's Employment Agreement) and in accordance with the settlement agreement described in the Current Report on Form 8-K filed with the SEC on April 2, 2019.

(4)
Beneficial ownership of Mackay Ventures LLC is reported based upon its direct ownership of 618,564 shares and its 99% ownership in Mai Dun Limited, LLC. The address of Mackay Ventures LLC is 6325 S. Jones Blvd., Suite 500, Las Vegas, Nevada 89118.

(5)	Representing Mai Dun Limited, LLC’s direct ownership of 5,463,162 shares. The address of Mai Dun Limited, LLC is 6325 S. Jones Blvd., Suite 500, Las Vegas, Nevada 89118.

(6)
On October 16, 2014, the Compensation Committee approved the grant of 600,000 stock options to Joseph Dowling, the Company’s current Chief Executive Officer and Secretary. The stock option is durational-based, with 25% vested on June 16, 2015, and the remaining options vesting in 36 equal monthly installments. As of March 31, 2019, 100% of the options have vested. On May 13, 2015, the Compensation Committee approved a grant of 100,000 stock options to Mr. Dowling. The stock option is durational-based, with 25% vested on May 13, 2016, and the remaining options vesting in 36 equal monthly installments. As of March 31, 2019, 95,834 option shares have vested and 4,166 option shares will vest within 60 days. In December 2015, the Compensation Committee approved the grant of 150,000 stock options to Mr. Dowling. The stock option is durational-based, with 50% of the shares subject to the option vested on September 23, 2016 and the remaining options vesting in twelve (12) successive equal monthly installments measured from September 23, 2016. As of March 31, 2019, 100% of the option shares have vested. On July 6, 2016, Mr. Dowling was granted a standalone option to purchase 1,000,000 shares of the Company’s common stock, which was not granted under the Amended 2013 Plan. The option is performance-based, and vests and becomes exercisable upon the completion of each of four defined option performance conditions. On October 5, 2016, the first performance criterion was met resulting in vesting of the option as to 250,000 shares. On July 14, 2017, the second performance criterion was met resulting in vesting of the option as to 250,000 shares. As of March 31, 2019, 500,000 option shares have vested. On March 15, 2017, Mr. Dowling was granted a stock option to purchase 100,000 shares of common stock. The stock option has a term of ten (10) years, is durational-based, was fully-vested on the grant date and has an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As of March 31, 2019, 100% of the option shares have vested. In April 2017, the disinterested members of the Board approved a grant of 1,000,000 performance-based stock options to purchase shares of the Company’s common stock to Mr. Dowling, which were not granted under the Amended 2013 Plan. The option is performance-based, and vests and becomes exercisable upon the completion of each of three defined option performance conditions. On July 14, 2017, the first performance criterion was met resulting in vesting of the option as to 250,000 shares. As of March 31, 2019, 250,000 shares have vested. On March 20, 2018, the Board granted Mr. Dowling an option to purchase 500,000 shares of common stock. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As of March 31, 2019, 100% of the option shares have vested. On February 20, 2019, the Board granted Mr. Dowling an option to purchase 500,000 shares of common stock. The stock option has a term of ten (10) years, 250,000 shares vested on April 1, 2019 and the remaining 250,000 shares will vest on July 1, 2019.

(7)
Michael Mona, III is the current Chief Operating Officer of the Company. Mr. Mona, III owns 980,000 shares of record, is a beneficial owner and beneficiary of Mik Nik Trust, which owns 750,000 shares, and on October 1, 2014 was granted a stock option to purchase 500,000 shares of common stock. The stock option has a term of ten (10) years, is durational-based, with 125,000 option shares vested as of June 16, 2015, and the remaining option shares vesting in thirty-six (36) equal monthly increments (such vesting schedule was modified from the original vesting schedule in connection with the re-pricing of the exercise price of such option as set forth in the March 2017 8-K). All of these options are vested as of March 31, 2019. In September 2015, the Compensation Committee approved the grant of 343,000 stock options to Mr. Mona, III. The stock option has a term of ten (10) years, is durational based, with 50% vesting on the one year anniversary date of grant, and the remainder vesting in twelve (12) equal monthly installments measured from September 23, 2016, and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of the grant. As of March 31, 2019, 100% of the option shares have vested. On July 6, 2016, Mr. Mona, III was granted a standalone option to purchase 4,000,000 shares of the Company’s common stock, which was not granted under the Amended 2013 Plan. The option is performance-based, and vests and becomes exercisable upon the completion of each of four defined option performance conditions. On October 5, 2016, the first performance criterion was met resulting in vesting of the option as to 1,000,000 shares. On July 14, 2017, the second performance criterion was met resulting in vesting of the option as to 1,000,000 shares. As of March 31, 2019, 2,000,000 option shares have vested. On March 15, 2017, Mr. Mona III was granted a stock option to purchase 100,000 shares of common stock. The stock option has a term of ten (10) years, is durational-based, was fully-vested on the grant date and has an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As of March 31, 2019, 100% of the option shares have vested. In April 2017, the disinterested members of the Board approved a grant of 1,000,000 performance-based stock options to purchase shares of the Company’s common stock to Mr. Mona, III, which were not granted under the Amended 2013 Plan. The option is performance-based, and vests and becomes exercisable upon the completion of each of three defined option performance conditions. On July 14, 2017, the first performance criterion was met resulting in vesting of the option as to 250,000 shares. As of March 31, 2019, 250,000 shares have vested. On March 20, 2018, the Board granted Mr. Mona, III an option to purchase 500,000 shares of common stock. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant.  As of March 31, 2019, 100% of the option shares have vested. On February 20, 2019, the Board granted Mr. Mona, III an option to purchase 275,000 shares of common stock. The stock option has a term of ten (10) years, 137,500 shares vested on April 1, 2019 and the remaining 137,500 shares will vest on July 1, 2019.

(8)
Mr. McNulty acquired 50,000 shares pursuant to the CanX purchase agreement at the closing of the transactions contemplated thereby and 45,000 shares subsequently in October 2016 upon achievement of the first milestone as contemplated by the Purchase Agreement. Mr. McNulty was a shareholder of CanX, and acquired his shares of the Company in exchange pursuant to the merger transaction. On July 6, 2016, the Board approved the grant of 50,000 stock options to Mr. McNulty. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of the grant. As of March 31, 2019, all 50,000 option shares have vested, and Mr. McNulty has not exercised any stock options. On July 6, 2016, the Board approved a grant of 200,000 stock options to Mr. McNulty. The stock option has a term of ten (10) years, is durational-based vesting in twenty-four (24) equal monthly installments measured from July 6, 2016 and an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As of March 31, 2019, all 200,000 shares have vested, and Mr. McNulty has not exercised any stock options. On April 12, 2017, Mr. McNulty acquired 1,450,500 shares of common stock of the Company pursuant to the Purchase Agreement Amendment and an agreement regarding share allocation amongst the former CanX shareholders. Mr. McNulty was a shareholder of CanX and acquired these shares pursuant to the issuance of the additional contingent consideration by the Company without the Company having achieved the remaining post-closing milestones and the revisions to the buy-out option of the Company for the royalty payments otherwise due to the former shareholders of CanX. On February 5, 2018, the Board approved a grant of 40,000 stock options to Mr. McNulty. The stock option has a term of ten (10) years, is durational-based vesting in twelve (12) equal monthly installments measured from January 1, 2018 and an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As of March 31, 2019, all 40,000 shares have vested, and Mr. McNulty has not exercised any stock options.

(9)
Beneficial ownership includes 350,000 shares of common stock owned by Mr. Sligar. On July 6, 2016, the Board approved the grant of 50,000 stock options to Mr. Sligar. The stock option had a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of the grant. As of March 31, 2019, all 50,000 option shares have vested, and Mr. Sligar has exercised all 50,000 stock options. On July 6, 2016, the Board approved a grant of 200,000 stock options to Mr. Sligar. The stock option had a term of ten (10) years, is durational-based vesting in twenty-four (24) equal monthly installments measured from July 6, 2016 and an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As of March 31, 2019, all 200,000 shares have vested, and Mr. Sligar has exercised all of the 200,000 stock options. On July 14, 2017, the Board approved a grant of 100,000 stock options to Mr. Sligar. The stock option had a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of the grant. As of March 31, 2019, all 100,000 shares have vested and Mr. Sligar has exercised all of the 100,000 stock options. On February 5, 2018, the Board approved a grant of 40,000 stock options to Mr. Sligar. The stock option has a term of ten (10) years, is durational-based vesting in twelve (12) equal monthly installments measured from January 1, 2018 and an exercise price equal to the fair market value of the Company’s common stock at the time of grant. As of March 31, 2018, all 40,000 shares have vested, and Mr. Sligar has not exercised any stock options.

(10)
On August 6, 2018, the Board approved the grant of 250,000 stock options to Dr. Maroon associated with his appointment as director. The stock options are durational-based, with 50,000 stock options fully vested on the date of grant and the remaining options vest in 24 equal monthly installments, commencing on August 4, 2018. Dr. Maroon also owns 389,891 shares of common stock.

(11)
On December 26, 2018, the Board approved the grant of 250,000 stock options to Mr. Grasser associated with his appointment to Chief Accounting Officer. The stock option is durational-based, with 33% vesting on December 26, 2019, and the remaining options vesting in 24 equal monthly installments. As of March 31, 2019, none of the options have vested. On March 15, 2019, the Board approved the grant of 250,000 stock options to Mr. Grasser associated with his appointment to Chief Financial Officer. The stock option is durational-based, with 33% vesting on December 26, 2019, and the remaining options vesting in 24 equal monthly installments. As of March 31, 2019, none of the options have vested.

Equity Compensation Plan Information
On July 23, 2014, Company stockholders approved the CV Sciences, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Amended 2013 Plan”), which provides for the granting of stock options, restricted stock awards, restricted stock units, stock bonus awards and performance-based awards. On each of December 21, 2015, October 24, 2016, July 14, 2017, and August 4, 2018 the Company’s stockholders approved an amendment to the Amended 2013 Plan to increase the number of shares that may be issued under the Amended 2013 Plan. There are currently 28,000,000 shares of common stock authorized for issuance under the Amended 2013 Plan. This plan serves as the successor to the 2013 Equity Incentive Plan. There were no option awards under the 2013 Equity Incentive Plan prior to it being amended and restated. The information set forth in the table below is provided as of December 31, 2018. As previously discussed in the July 2016 8-K and above, on July 6, 2016, the Compensation Committee approved the grant of 6,000,000 standalone stock options to Mr. Mona, Jr., 4,000,000 standalone stock options to Mr. Mona, III, and 1,000,000 standalone options to Mr. Dowling, which were not granted under the Amended 2013 Plan. As set forth in the March 2017 8-K, the terms of the options were subsequently amended and each grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. Additionally on March 15, 2017, the disinterested members of the Board approved the grant of 5,000,000 standalone stock options to Mr. Mona, Jr., which were not granted under the Amended 2013 Plan. The grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of three defined option performance conditions. As previously discussed in the April 2017 8-K, on April 7, 2017, the Compensation Committee approved the grant of 1,000,000 standalone stock options to each of Mr. Dowling and Mr. Mona, III which were not granted under the Amended 2013 Plan. As set forth in the April 2017 8-K, the terms of the options were subsequently amended and the stock grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of three defined option performance conditions.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrant and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	20,939,432	$0.81	4,392,045
Equity compensation plans not approved by security holders	7,250,000	0.37	—
	28,189,432	$0.45	4,392,045

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Except for the transactions described below, none of our directors, nominees for director, officers or principal stockholders, nor any associate or affiliate of the foregoing, have had any interest, direct or indirect, in any transaction or in any proposed transaction since January 1, 2016, which materially affects the Company or has affected the Company.
As previously discussed in the July 2016 8-K, on July 6, 2016, the Compensation Committee approved the grant of 6,000,000 stock options to Mr. Mona, Jr. As set forth in the March 2017 8-K, the terms of the options were subsequently amended and the stock grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. As of June 8, 2018, 3,000,000 option shares were vested. In addition, as set forth in the March 2017 8-K, the disinterested members of the Board approved the grant of 200,000 stock options pursuant to the bonus plan set forth in the Employment Agreement for fiscal year 2016. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. Furthermore, as set forth in the March 2017 8-K, in March 2017 the disinterested members of the Board approved the grant of 5,000,000 stock options to Mr. Mona, Jr. The stock options (a) are durational-based, conditional upon the Company’s achievement of certain milestones with 25% vesting upon the Company’s receipt of the final meeting minutes from a pre-investigational new drug application (“IND”) meeting as authorized by the FDA for a drug development program utilizing Cannabidiol (“CBD”) as the active pharmaceutical ingredient, 25% vesting when the Company is granted an IND and 50% vesting when the Company commences its first human dosing under the IND, (b) have an exercise price equal to the fair market value of the Company’s stock at the time of grant and (c) have a term of ten (10) years from the date of grant and vesting shall accelerate upon a sale of the company or change in control. As of June 8, 2018, 1,250,000 option shares were vested.
As previously discussed in the July 2016 8-K, on July 6, 2016, the Compensation Committee approved the grant of 1,000,000 stock options to Mr. Dowling. As set forth in the March 2017 8-K, the terms of the option were subsequently amended and the stock grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. As of June 8, 2018, 500,000 option shares were vested. In addition, as set forth in the March 2017 8-K, the disinterested members of the Board approved the grant of 100,000 stock options pursuant to the bonus plan set forth in the Employee Agreement for fiscal year 2016. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. Furthermore, as set forth in the April 2017 8-K, the disinterested members of the Board approved the grant of 1,000,000 stock options to Mr. Dowling. The stock options (a) are durational-based, conditional upon the Company’s achievement of certain milestones with 25% vesting upon the Company’s receipt of the final meeting minutes from a IND meeting as authorized by the FDA for a drug development program utilizing CBD as the active pharmaceutical ingredient, 25% vesting when the Company is granted an IND and 50% vesting when the Company commences its first human dosing under the IND, (b) have an exercise price equal to the fair market value of the Company’s stock at the time of grant and (c) have a term of ten (10) years from the date of grant and vesting shall accelerate upon a sale of the company or change in control. As of June 8, 2018, 250,000 option shares were vested.
As previously discussed in the July 2016 8-K, on July 6, 2016, the Compensation Committee approved the grant of 4,000,000 stock options to Mr. Mona, III. As set forth in the March 2017 8-K, the terms of the option were subsequently amended and the stock grant has a term of ten (10) years, is performance-based, with the option shares vesting upon the completion of each of four defined option performance conditions. As of June 8, 2018, 2,000,000 option shares were vested. In addition, as set forth in the March 2017 8-K, the disinterested members of the Board approved the grant of 100,000 stock options pursuant to the bonus plan set forth in the Employee Agreement for fiscal year 2016. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant. Furthermore, as set forth in the April 2017 8-K, the disinterested members of the Board approved the grant of 1,000,000 stock options to Mr. Mona, III. The stock options (a) are durational-based, conditional upon the Company’s achievement of certain milestones with 25% vesting upon the Company’s receipt of the final meeting minutes from a IND meeting as authorized by the FDA for a drug development program utilizing CBD as the active pharmaceutical ingredient, 25% vesting when the Company is granted an IND and 50% vesting when the Company commences its first human dosing under the IND, (b) have an exercise price equal to the fair market value of the Company’s stock at the time of grant and (c) have a term of ten (10) years from the date of grant and vesting shall accelerate upon a sale of the company or change in control. As of June 8, 2018, 250,000 option shares were vested.
Vesting of the options discussed in the July 2016 8-K, the March 2017 8-K and the April 2017 8-K shall accelerate upon a sale of the Company or a change in control, including a “Disposition Event” as defined under the Agreement and Plan of Reorganization dated December 30, 2015 by and among the Company (formerly CannaVest Corp.), CANNAVEST Merger Sub, Inc., the LLC, CanX Inc. (“CanX”) and the Starwood Trust (as amended from time to time, the “Purchase Agreement”). The Purchase Agreement is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2016 (the “January 2016 8-K”).

In March 2017, the Company entered into an amendment to the principal agreement for the CanX Acquisition (the “Amendment”), as more fully set forth in March 2017 8-K. Pursuant to such Amendment, which was approved by the disinterested members of the Board, the Company agreed to issue the remaining 15,000,000 shares of contingent consideration to the former CanX shareholders, without the Company having yet achieved any of the remaining post-closing milestones.
Additionally, pursuant to such Amendment, the parties agreed to revise the Company’s buy-out option of the royalties payable to the CanX shareholders in the future, to allow the Company to buy-out the future royalty payments in exchange for the issuance of 6,400,000 shares of the Company’s restricted common stock (the “Royalty Buy-Out Shares”) to the former CanX shareholders. The Company concurrently exercised the buy-out option, as so revised.
In the aggregate, pursuant to the Amendment, the Company agreed to issue to the former CanX shareholders a total of 21,400,000 shares of restricted common stock which were issued in April 2017. As previously disclosed in the January 2016 8-K, James McNulty, a member of the Board, is a former shareholder of CanX and thereby received a portion of the consideration paid to the former CanX shareholders pursuant to the Amendment and an agreement regarding share allocation amongst the former CanX shareholders. During the year ended December 31, 2017, the Company recorded an expense of $2,432,000 for the value of all the Royalty Buy-Out Shares as a separate line item in the Company’s Consolidated Statement of Operations.
Also, in March 2017, as further set forth in the March 2017 8-K, the disinterested members of the Board, as the administrator of the Amended 2013 Plan, approved the amendment to certain stock options granted to employees of the Company, including certain options granted to each of Mr. Mona, Jr., Mr. Dowling and Mr. Mona, III, to reduce the exercise price of such stock options. As a result of the amendment to the stock option grants, each of the covered stock options, including those issued to Mr. Mona, Jr., Mr. Dowling and Mr. Mona, III, have been amended to provide for a strike price equal to $0.38 per share, which represents 100% of the fair market value of the Company’s common stock as of the date of the amendment to these stock option grants.
In March 2018, the disinterested members of the Board approved a grant of an aggregate of 500,000 stock options to purchase shares of the Company’s common stock to Mr. Dowling and 500,000 to Mr. Mona, III, under the Amended 2013 Plan, pursuant to the bonus plan set forth in the executives’ respective Employment Agreements for fiscal year 2017 performance. The stock options have a term of ten (10) years, were 100% vested as of the date of grant and were granted with an exercise price equal to the fair market value of the Company’s common stock at the time of grant.
On March 20, 2018, the disinterested members of the Board granted Mr. Mona, Jr. 1,050,000 stock options. The stock option has a term of ten (10) years, was 100% vested as of the date of grant and was granted with an exercise price equal to the fair market value of the Company’s common stock at the time of the grant.
Also, in June 2018, the Compensation Committee approved the grant of 2,950,000 stock-settled restricted stock units (RSUs) to Mr. Mona, Jr. under the Amended 2013 Plan. The RSUs are stock-settled, have a term of ten (10) years, and thirty-three percent (33%) of the RSUs vest on the one (1) year anniversary of June 8, 2018, provided, however, that there has not been a termination of service as of such date, and the remainder of the RSUs are durational-based, vesting in twenty-four (24) equal monthly installments measured from the first anniversary of the date of grant. As of June 8, 2018, no RSUs have vested.
On June 15, 2017, the SEC filed an enforcement action against the Company and our former Chief Executive Officer. As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on June 5, 2017, effective May 31, 2018, the Company entered into a binding settlement agreement with the SEC to fully and finally resolve all claims and matters related to the previously disclosed SEC enforcement action against the Company. Pursuant to the terms of the settlement, the Company has agreed to a consent judgment including the payment of a penalty in the amount of $150,000. The Company accrued a liability for the payment in the fourth quarter of 2017. The Company’s former Chief Executive Officer, Mr. Mona, Jr., concurrently settled all claims brought against him personally in the SEC matter and agreed to an order including (i) a prohibition from service as an officer or director of a publicly-held company for five (5) years and (b) payment of a penalty in the amount of $50,000. As part of the settlement, neither the Company nor Mr. Mona, Jr. admitted or denied any wrongdoing.
There have been no other transactions the last two completed fiscal years or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence
Our securities are quoted on the OTC: QB, which does not have any director independence requirements. However, the Board has determined that three members of our Board, Dr. Maroon, Mr. McNulty and Mr. Sligar, are independent as defined by NASDAQ rules and that Dr. Maroon, Mr. McNulty and Mr. Sligar are independent as independence for audit committee members as defined by NASDAQ rules. Prior to his resignation on April 28, 2018, the Board determined that Dr. Stephen M. Schmitz was independent as defined by NASDA rules. Prior to his resignation on May 5, 2017, the Board had determined that Mr. Larry Raskin was independent as defined by NASDAQ rules.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and persons holding greater than 10% of our issued and outstanding stock have filed the required reports in a timely manner during fiscal year 2018 with the exception of: (i) one late Form 4 filed by each of Gary Sligar, James McNulty, Joseph Dowling, Michael J. Mona Jr., Joerg Grasser, and Michael Mona, III; and (ii) one late Form 3 filed by Dr. Joseph Maroon. Each of the above mentioned reports contained one transaction except for one Form 4 filed by Mr. Mona, Jr., which contained two transactions.

STOCKHOLDERS’ PROPOSALS
Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals or nominations to be considered timely, they must be received in writing by our Secretary no later than 120 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting of stockholders. For such proposals or nominations to be considered in the Proxy Statement and proxy relating to the 2020 annual meeting of stockholders they must have been received by us no later than February 25, 2020. Such proposals should be directed to CV Sciences, Inc., 2688 South Rainbow Boulevard, Suite B, Las Vegas, Nevada 89146, Attn: Secretary. Any proposal may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any Meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC.

OTHER BUSINESS
The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments or postponements thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interest of the Company.

MISCELLANEOUS
We will bear all costs incurred in the solicitation of proxies. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, the Internet or personally, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of our common stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. We have not engaged a proxy solicitor.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and/or Notice of Internet Availability of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. We will also deliver a separate copy of this Proxy Statement to any stockholder upon written request. Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed below to request delivery of a single copy of these materials in the future. You can notify the Company by sending a written request to Joseph Dowling, Secretary, 2688 South Rainbow Boulevard, Suite B, Las Vegas, Nevada 89146, by registered, certified or express mail or by calling the Company at (866) 290-2157.
AVAILABILITY OF ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
Las Vegas, Nevada

April 26, 2019	By Order of the Board of Directors

/s/ Joseph Dowling
Joseph Dowling, Chief Executive Officer and Secretary

Attachment A
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CV SCIENCES, INC.
CV Sciences, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:
1.       The name of the corporation is CV Sciences, Inc. (the “Corporation”).
2.       The Certificate of Incorporation of the Corporation is hereby amended by adding the following as "Article X":
ARTICLE X.
For purposes of this Certificate of Incorporation, (i) “Effective Time” means the time that the filing of the certificate of amendment of this Certificate of Incorporation first inserting this sentence becomes effective; and (ii) “Whole Board” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
The annual meeting of stockholders shall be held on such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors each year. At the meeting, directors shall be elected and any other proper business may be transacted.
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class (Class I) to expire at the Corporation’s first annual meeting of stockholders held after the Effective Time, the term of office of the second class (Class II) to expire at the Corporation’s second annual meeting of stockholders held after the Effective Time and the term of office of the third class (Class III) to expire at the Corporation’s third annual meeting of stockholders held after the Effective Time, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders held after the Effective Time, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. The Board is hereby authorized to assign the members of the Board already in office to the classes of the Board effective as of the Effective Time.
Subject to the rights of the holders of any series of Preferred Stock then outstanding and except as required by applicable law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires, with each director to hold office until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.

3.       This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of ________ __, 201_.

CV SCIENCES, INC., a Delaware corporation

________________________________ Joseph Dowling, Chief Executive Officer

Attachment B
CV SCIENCES, INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN, AS AMENDED
CV SCIENCES, INC.
AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN, AS AMENDED
AMENDED AND RESTATED PLAN ADOPTED BY THE BOARD: JUNE 3, 2014
AMENDED AND RESTATED PLAN APPROVED BY THE STOCKHOLDERS: JULY 23, 2014
AMENDMENTS TO AMENDED AND RESTATED PLAN ADOPTED BY THE BOARD: SEPTEMBER 4, 2015, AUGUST 29, 2016, MAY 3, 2017, JUNE 7, 2018 AND APRIL 2, 2019
AMENDMENTS TO AMENDED AND RESTATED PLAN APPROVED BY THE STOCKHOLDERS: DECEMBER 21, 2015, OCTOBER 24, 2016, JULY 14, 2017, AUGUST 4, 2018 AND _____, 2019
TERMINATION DATE: JUNE 3, 2024
1. GENERAL.
(a) Purposes. The purposes of the Plan are as follows:
(i) To provide additional incentive for selected Employees, Directors and Consultants to further the growth, development and financial success of the Company by providing a means by which such persons can personally benefit through the ownership of capital stock of the Company; and
(ii) To enable the Company to secure and retain key Employees, Directors and Consultants considered important to the long-term success of the Company by offering such persons an opportunity to own capital stock of the Company.
(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards under the Plan are the Employees, Directors and Consultants of the Company and its Affiliates.
(c) Available Stock Awards. The following Stock Awards are available under the Plan: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Restricted Stock awards, (iv) Restricted Stock Units; (v) Stock Bonus awards; and (vi) Performance-Based Awards.
2. DEFINITIONS.
(a) “Administrator” means the entity that conducts the general administration of the Plan as provided herein. The term “Administrator” shall refer to the Board unless the Board has delegated administration to a Committee as provided in Article 3.
(b) “Affiliate” means:
(i) with respect to Incentive Stock Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and
(ii) with respect to Stock Awards other than Incentive Stock Options, any entity described in paragraph (a) of this Section 2(b), plus any other corporation, limited liability company, partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of a limited liability company, partnership or joint venture.
(c) “Award Shares” means the shares of Common Stock of the Company issued or issuable pursuant to a Stock Award, including Option Shares issued or issuable pursuant to an Option.
(d) “Board” means the Board of Directors of the Company.
(e) “Change in Control” shall mean:

(i) The direct or indirect sale or transfer, in a single transaction or a series of related transactions, by the stockholders of the Company of voting securities, in which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power all outstanding voting securities of the Company or of the acquiring entity immediately after such transaction or series of related transactions;
(ii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;
(iii) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;
(iv) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or
(v) Any time individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
(f) “Code” means the Internal Revenue Code of 1986, as amended.
(g) “Committee” means a committee appointed by the Board in accordance with Section 3(c).
(h) “Common Stock” means the shares of common stock of the Company.
(i) “Company” means CV Sciences, Inc., a Delaware corporation.
(j) “Consultant” means any consultant or adviser if:
(a) The consultant or adviser renders bona fide services to the Company or any Affiliate;
(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and
(i) The consultant or adviser is a natural person who has contracted directly with the Company or any Affiliate to render such services.
(k) “Covered Employee” means an Employee who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code.
(l) “Director” means a member of the Board.
(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code and as interpreted by the Administrator in each case.
(n) “Effective Date” shall have the meaning given in Section 18 herein.
(o) “Employee” means a regular employee of the Company or an Affiliate, including an Officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(q) “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:
(i) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported;
(ii) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation; or
(iii) If neither (i) nor (ii) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.
(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(s) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor rule.
(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(u) “Officer” means any person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(v) “Option” means a stock option granted pursuant to the Plan.
(w) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Administrator and incorporated therein.
(x) “Optionee” means the Participant to whom an Option is granted or, if applicable, such other person who holds an outstanding Option.
(y) “Option Shares” means the shares of Common Stock of the Company issued or issuable pursuant to the exercise of an Option.
(z) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation”, and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(aa) “Participant” means an Optionee or any other person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(bb) “Performance-Based Award” means a Stock Award granted to selected Covered Employees pursuant to Article 7, but which is subject to the terms and conditions set forth in Article 8.
(cc) “Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on sales, gross or net profit margin, working capital, earnings per share and price per share of Common Stock, the achievement of certain milestones, customer retention rates, licensing, partnership or other strategic transactions, obtaining a specified level of financing for the Company, as determined by the Administrator, including the issuance of securities, or the achievement of one or more corporate, divisional or individual scientific or inventive measures. Any of the criteria identified above may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
(dd) “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual. The Administrator, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
(ee) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
(ff) “Plan” means this Amended and Restated June 3, 2014 Equity Incentive Plan.
(gg) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code
(hh) “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 7(b) that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
(ii) “Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of a Restricted Stock award. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Administrator and incorporated therein.
(jj) “Restricted Stock Unit” means a right to receive a share of Common Stock during specified time periods granted pursuant to Section 7(c).
(kk) “Securities Act” means the Securities Act of 1933, as amended.
(ll) “Stock Award” means any right granted under the Plan, including an Option, a right to acquire Restricted Stock, a Restricted Stock Unit, a Stock Bonus or a Performance-Based Award.
(mm) “Stock Award Agreement” means any written or electronic agreement, including an Option Agreement, Stock Bonus Agreement, or Restricted Stock Award Agreement, between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan and any additional rules and regulations adopted by the Administrator and incorporated therein.
(nn) “Stock Bonus” means a payment in the form of shares of Common Stock, or as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 7(a).
(oo) “Stock Bonus Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of a Stock Bonus. Each Stock Bonus Agreement shall be subject to the terms and conditions of the Plan and any rules and regulations adopted by the Administrator and incorporated therein.
(pp) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

(qq) “Termination of Service” means:
(i) With respect to Stock Awards granted to a Participant in his or her capacity as an Employee, the time when the employer-employee relationship between the Participant and the Company (or an Affiliate) is terminated for any reason, including, without limitation a termination by resignation, discharge, death or retirement;
(ii) With respect to Stock Awards granted to a Participant in his or her capacity as a Director, the time when the Participant ceases to be a Director for any reason, including without limitation a cessation by resignation, removal, failure to be reelected, death or retirement, but excluding cessations where there is a simultaneous or continuing employment of the former Director by the Company (or an Affiliate) and the Administrator expressly deems such cessation not to be a Termination of Service;
(iii) With respect to Stock Awards granted to a Participant in his or her capacity as a Consultant, the time when the contractual relationship between the Participant and the Company (or an Affiliate) is terminated for any reason; and
(iv) With respect to Stock Awards granted to a Participant in his or her capacity as an Employee, Director or Consultant of an Affiliate, when such entity ceases to qualify as an Affiliate under this Plan, unless earlier terminated as set forth above.
Notwithstanding anything to the contrary herein set forth, a change in status from an Employee to a Consultant or from a Consultant to an Employee shall not constitute a Termination of Service for the purposes hereof, if and to the extent so determined by the Administrator. The Administrator, in its sole and absolute discretion, shall determine the effect of all other matters and issues relating to a Termination of Service.
3. ADMINISTRATION.
(a) Administration by Board. The Plan shall be administered by the Administrator unless and until the Board delegates administration to a Committee or an Officer, as provided in Section 3(c) below.
(b) Powers of the Administrator. The Administrator shall have the power, except as otherwise provided herein:
(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how the Stock Awards shall be granted; (C) what type or combination of types of Stock Awards will be granted; (D) the terms and conditions of each Stock Award granted (which need not be identical), including, without limitation, the transferability or repurchase of such Stock Awards or Award Shares issuable thereunder, as applicable, and the circumstances under which Stock Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; and (E) the number of Award Shares subject to a Stock Award that shall be granted to a Participant.
(ii) To construe and interpret the Plan and Stock Awards granted under it, and to make exceptions to any such provisions in good faith and for the benefit of the Company, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Administrator, in the exercise of its power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.
(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vi) To submit any amendment to the Plan for stockholder approval.
(vii) To amend the Plan in any respect the Administrator deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.
(viii) To amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Administrator discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (a) the Company requests the consent of the affected Participant, and (b) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Administrator may amend the terms of any one or more Stock Awards if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.
(ix) To amend the Plan as provided in Section 16.
(x) To prescribe and amend the terms of the agreements or other documents evidencing Stock Awards made under this Plan (which need not be identical).
(xi) To place such restrictions on the sale or other disposition of Award Shares as may be deemed appropriate by the Administrator.
(xii) To determine whether, and the extent to which, adjustments are required pursuant to Section 11.
(xiii) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company.
(c) Delegation to a Committee.
(i) General. The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in the Plan to the Administrator shall thereafter be deemed to be references to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
(ii) Section 162(m) and Rule 16b-3 Compliance.  In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.  In addition, the Board or the Committee, in its discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
(iii) Delegation to an Officer.  The board may delegate to one or more Officers of the Company the authority to do one or both of the following:  (i) designate Officers and Employees of the Company or any of its Affiliates to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Notwithstanding anything to the contrary in this Section 3(c), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock.
(d) Effect of Change in Status. The Administrator shall have the absolute discretion to determine the effect upon a Stock Award, and upon an individual’s status as an Employee, Consultant or Director under the Plan, including whether a Participant shall be deemed to have experienced a Termination of Service or other change in status, and upon the vesting, expiration or forfeiture of a Stock Award or Award Shares issuable in respect thereof, in the case of (i) a Termination of Service for cause, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between the Company and any Affiliate or between any Affiliates, (iii) any change in the Participant’s status from an Employee to a Consultant or member of the Administrator of Directors, or vice versa, and (v) any Employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of an Affiliate.

(e) Determinations of the Administrator. All decisions, determinations and interpretations by the Administrator regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Stock Award. The Administrator shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, Officer or Employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of a Stock Award may contest a decision or action by the Administrator with respect to such person or Stock Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Administrator’s decision or action was arbitrary or capricious or was unlawful.
(f) Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the County of San Diego, California. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.
4. SHARES SUBJECT TO THE PLAN; OVERALL LIMITATION.
(a) Shares Subject to the Plan. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate Thirty-One Million (31,000,000) shares of the Company’s Common Stock. Of such amount, Thirty-One Million (31,000,000) Award Shares may be issued pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares are reacquired by the Company which were initially the subject of a Stock Award Agreement, the Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the Award Shares so reacquired, shall again be available for grant or issuance under the Plan.
In addition, subject to the provisions of Section 11 relating to adjustments upon changes in stock, such aggregate Award Shares that may be issued pursuant to Stock Awards will automatically increase on January 1 of each fiscal year during the term of the Plan commencing on January 1, 2020 to the least of (a) four percent (4%) of the total number of shares of the Company’s Common Stock outstanding on December 31st of the prior year, (b) 4,000,000 shares of the Company’s Common Stock, or (c) a lesser number of Common Stock determined by the Board.
(b) Individual Participant Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 below, the maximum number of shares of Common Stock with respect to one or more Stock Awards that may be granted to any one Participant during any calendar year shall be Four Million (4,000,000).
5. ELIGIBILITY.
(a) General. Incentive Stock Options may be granted only to Employees; all other Stock Awards may be granted only to Employees, Directors and Consultants. In the event a Participant is both an Employee and a Director, or a Participant is both a Director and a Consultant, the Stock Award Agreement shall specify the capacity in which the Participant is granted the Stock Award; provided, however, if the Stock Award Agreement is silent as to such capacity, the Stock Award shall be deemed to be granted to the Participant as an Employee or as a Consultant, as applicable.
(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

6. OPTION AGREEMENT PROVISIONS.
Each Option shall be granted pursuant to a written Option Agreement, signed by an Officer of the Company and by the Optionee, which shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The provisions of separate Option Agreements need not be identical, but each Option Agreement shall include (through incorporation of the provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):
(a) Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).

(b) Exercise Price of an Option. Subject to the provisions of Section 5(b) regarding Incentive Stock Options granted to Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. The Administrator shall determine the exercise price of each Nonstatutory Stock Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Incentive Stock Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.
(c) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Administrator in its sole discretion, by any combination of the methods of payment set forth below. The Administrator shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(c) are:
(i) by cash or check;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Administrator that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Administrator.
(d) Transferability. The following restrictions on the transferability of Options shall apply:
(i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, however, that the Administrator may, in its sole discretion, permit transfer of the Option to a revocable trust. Notwithstanding the foregoing, however, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable only by the Optionee during the Optionee’s lifetime, except as otherwise permitted by the Administrator and by Sections 421, 422 and 424 of the Code and the regulations and other guidance thereunder.
(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise. In the absence of such a designation, the executor or administrator of the Optionee’s estate shall be entitled to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.
(e) Vesting. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more performance criteria, as shall be determined by the Administrator.
(f) Termination of Service. In the event of the Termination of Service of an Optionee for any reason (other than for “Cause,” as defined in an Option Agreement, or upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is set forth in the Option Agreement (and in no event later than the expiration of the term of such

Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, such exercise period provided in the Option Agreement shall not exceed three (3) months from the date of termination.
(g) Disability of Optionee. In the event of a Termination of Service of an Optionee as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within the period specified in the Option Agreement (in no event to exceed twelve (12) months from the date of such termination in the case of an Incentive Stock Option), and only to the extent that the Optionee was entitled to exercise the Option at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).
(h) Death of Optionee. In the event that (i) an Optionee’s Termination of Service occurs as a result of the Optionee’s death, or (ii) an Optionee dies within the period (if any) specified in the Option Agreement after the Optionee’s Termination of Service for a reason other than death, then, notwithstanding Section 6(f) above, the Option may be exercised (to the extent the Optionee was entitled to exercise such Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death, but only within the period ending on the earlier of (i) the date that is twelve (12) months after the date of Termination of Service, or (ii) the expiration of the term of such Option as set forth in the Option Agreement.
(i) Termination for Cause. In the event of the Termination of Service of an Optionee for Cause, except as otherwise determined by the Administrator in the specific situation, all Options granted to such Optionee shall expire as set forth in the Option Agreement.
(j) Extension of Termination Date. An Optionee’s Option Agreement may provide that if the exercise of the Option following an Optionee’s Termination of Service (other than for Cause or upon the Optionee’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.
(k) Non-Exempt Employees. Unless otherwise determined by the Administrator of Directors, no Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.
(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time prior to a Termination of Service to exercise the Option as to any part or all of the Option Shares prior to the full vesting of the Option. Any unvested Option Shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Administrator determines to be appropriate.
7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.
(a) Stock Bonus Awards. Stock Bonus awards shall be made pursuant to Stock Bonus Agreements in such form and containing such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of Stock Bonus Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Agreements need not be identical, but each Stock Bonus Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):
(i) Consideration. A Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit, provided that the Participant remains eligible to receive Stock Awards hereunder at the time of the award.
(ii) Vesting. Award Shares issued pursuant to a Stock Bonus Agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.
(iii) Termination of Service. In the event of a Termination of Service, the Company may reacquire any or all of the Award Shares held by the Participant which have or have not vested as of the date of termination under the terms of the Stock Bonus Agreement.

(iv) Transferability. Unless otherwise determined by the Administrator, rights to acquire Award Shares under the Stock Bonus Agreement shall not be transferable except by will or by the laws of descent and distribution, or, to the extent permitted by the Administrator, to a revocable trust.
(b) Restricted Stock Awards. Each Restricted Stock award shall be made pursuant to a Restricted Stock Award Agreement in such form and containing such terms and conditions as the Administrator shall deem appropriate. The terms and conditions of the Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions (except to the extent that any such provision indicates it is permissible rather than mandatory):
(i) Purchase Price. The purchase price under each Restricted Stock Award Agreement shall be such amount as the Administrator shall determine and designate in such Restricted Stock Award Agreement, including no consideration or such minimum consideration as may be required by applicable law.
(ii) Consideration. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award Agreement, if any, shall be paid either: (a) in cash at the time of purchase; (b) at the discretion of the Administrator, according to a deferred payment or other similar arrangement with the Participant; or (c) in any other form of legal consideration that may be acceptable to the Administrator in its discretion.
(iii) Vesting. Award Shares acquired under the Restricted Stock Award Agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.
(iv) Termination of Service. In the event of a Participant’s Termination of Service, the Company may repurchase or otherwise reacquire any or all of the Award Shares held by the Participant which have or have not vested as of the date of termination under the terms of the Restricted Stock Award Agreement.
(v) Transferability. Unless otherwise determined by the Administrator, rights to acquire Award Shares under the Restricted Stock Award Agreement shall not be transferable except by will, by the laws of descent and distribution, or, to the extent permitted by the Administrator, to a revocable trust.
(c) Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Alternatively, Restricted Stock Units may become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant to whom the Award is granted. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock. All Restricted Stock Unit awards shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Stock Award Agreement.
8. PERFORMANCE-BASED AWARDS.
(a) Purpose. The purpose of this Article 8 is to provide the Administrator the ability to qualify Stock Awards other than Options as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 8 shall control over any contrary provision contained in Article 7; provided, however, that the Administrator may in its discretion grant Stock Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 8.
(b) Applicability. This Article 8 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c) Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Article 7 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.
(d) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Stock Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.
(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
9. COVENANTS OF THE COMPANY.
(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.
(b) Compliance with Laws and Regulations. This Plan, the grant and exercise of Stock Awards thereunder, and the obligation of the Company to sell, issue or deliver Award Shares under such Stock Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Award Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Award Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Award Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Award Shares shall be issued and/or transferable under any other Stock Award unless a registration statement with respect to the Award Shares underlying such Stock Award is effective and current or the Company has determined that such registration is unnecessary.
10. USE OF PROCEEDS.
Proceeds from the sale of Award Shares shall constitute general funds of the Company and shall be used for general operating capital of the Company.
11. ADJUSTMENTS UPON CHANGE IN COMMON STOCK.
If any change is made in the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, exchange of shares, change in corporate structure or other distribution of the Company’s equity securities), the Plan and all outstanding Stock Awards will be appropriately adjusted in the class and maximum number of shares subject to the Plan and the class and number of shares and price per share of Common Stock subject to outstanding Stock Awards. Such adjustment shall be made by the Administrator, the determination of which shall be final, binding and conclusive.
12. ADJUSTMENTS UPON CHANGE IN CONTROL.

(a) The Administrator shall have the discretion to provide in each Stock Award Agreement the terms and conditions that relate to (i) vesting of such Stock Award in the event of a Change in Control, and (ii) assumption of such Stock Award Agreements or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Stock Award Agreement.
(b) If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the vested Option Shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the aggregate exercise price of the vested Option Shares. If in such case the aggregate exercise price of the vested Option Shares is greater than or equal to the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the vested Option Shares had the Option been exercised immediately prior to the Change in Control, then the Option shall be cancelled and Optionee shall receive no payment for such Option Shares. Upon such purchase, exchange or cancellation, the Option shall be terminated and Optionee shall have no further rights with respect to such Option.
(c) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.
13. ACCELERATION OF EXERCISABILITY AND VESTING.
The Administrator shall have the power to accelerate the time at which any or all Stock Awards may first be exercised or the time during which any or all Stock Awards or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in any Stock Award stating the time at which it may first be exercised or the time during which it will vest. By approval of the Plan, the Company’s stockholders consent to any such accelerations in the Administrator’s sole discretion.
14. DISSOLUTION OR LIQUIDATION.
In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.
15. MISCELLANEOUS.
(a) Stockholder Rights. Neither a Participant nor any person to whom a Stock Award is transferred shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Award Shares unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms and the Company has duly issued a stock certificate for such Award Shares.
(b) No Employment or Other Service Rights. Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws or Certificate of Incorporation of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(c) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and any Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(d) Investment Assurances. The Company may require a Participant, as a condition of exercising an Option or otherwise acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the

Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act; or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(e) Withholding Obligations. The Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award, provided that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability); or (iii) by such other method as may be set forth in the Stock Award Agreement.
(f) Compliance with Section 409A of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date (as defined in Section 18 below). Notwithstanding any provision of the Plan or Stock Award to the contrary, in the event that following the Effective Date the Administrator determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award; or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.
16. AMENDMENT OF THE PLAN.
(a) In General. The Administrator at any time, and from time to time, may amend the Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment where the amendment will:
(i) Increase the number of shares reserved for Stock Awards under the Plan, except as provided in Section 11 relating to adjustments upon changes in Common Stock;
(ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or
(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.
(b) Amendment to Maximize Benefits. It is expressly contemplated that the Administrator may amend the Plan in any respect the Administrator deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under the Plan into compliance therewith.
(c) No Impairment. The rights and obligations under any Stock Award granted before any amendment of the Plan shall not be altered or impaired by such amendment unless the Company requests the consent of the person to whom the Stock Award was granted and such person consents in writing; provided, however, that notwithstanding anything to the contrary in this Section 16 or elsewhere in this Plan, no such consent shall be required with respect to any amendment or alteration if the Administrator determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Stock Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.
17. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Termination or Suspension. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on June 3, 2024 (which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier), and no Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated, but Stock Awards and Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.
(b) No Impairment. Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as otherwise provided herein or with the consent of the person to whom the Stock Award was granted.
18. EFFECTIVE DATE OF PLAN.
The Plan became effective on June 3, 2014, which is the date that the Plan was originally adopted by the Board (the “Effective Date”).
19. NON-EXCLUSIVITY OF THE PLAN
Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options or restricted stock otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
20. LIABILITY OF THE COMPANY.
The Company and the members of the Board shall not be liable to a Participant or any other persons as to: (a) the non-issuance or non-transfer, or any delay of issuance or transfer, of any Award Shares which results from the inability of the Company to comply with, or to obtain, or from any delay in obtaining from any regulatory body having jurisdiction, all requisite authority to issue or transfer Award Shares if counsel for the Company deems such authority reasonably necessary for lawful issuance or transfer of any such shares and, in furtherance thereof, appropriate legends may be placed on the stock certificates evidencing Award Shares to reflect such transfer restrictions; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Stock Award granted hereunder.
21. CHOICE OF LAW.
The laws of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

====================================================================
June 3, 2014
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
OF
CV SCIENCES, INC.
AS AMENDED
====================================================================

CV SCIENCES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - JUNE 11, 2019 AT 10 AM LOCAL TIME
CONTROL ID:
REQUEST ID:
The undersigned hereby appoints Joseph Dowling proxy of the undersigned, with power of substitution, to vote all shares of capital stock of CV Sciences, Inc. (the "Company") held by the undersigned which are entitled to be voted at, and to act for the undersigned at, the Meeting of the Stockholders of the Company to be held on June 11, 2019 in the "Illumina Theater" at the "Farmer & the Seahorse" located at 10996 Torreyana Road, San Diego, California 92121 at 10 a.m. local time, and any adjournment(s) or postponement(s) thereof, as effectively as the undersigned could do if personally present on the matters indicated on the reverse side of this proxy.
If no instruction is given, this proxy will be voted in accordance with the recommendations of the Board of Directors.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on June 11, 2019
The Notice of the Meeting, Proxy Statement, Proxy Card, Annual Report on Form 10-K
are available at https://www.iproxydirect.com/CVSI
VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CVSI
PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CV SCIENCES, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		a	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Election of Directors.		☐	☐
	James McNulty				☐	CONTROL ID:
	Michael Mona, III				☐	REQUEST ID:
	Gary Sligar				☐
	Joseph Dowling				☐
	Dr. Joseph Maroon				☐
Proposal 2		a	FOR	AGAINST	ABSTAIN
	Approve a proposal to amend the Company's Certificate of Incorporation to adopt a classified Board of Directors.		☐	☐	☐

Proposal 3		a	FOR	AGAINST	ABSTAIN
	Ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.		☐	☐	☐
Proposal 4		a	FOR	AGAINST	ABSTAIN
	Amend the Company’s Amended and Restated 2013 Equity Incentive Plan, as amended (2013 Plan), to increase the number of shares issuable under the 2013 Plan.		☐	☐	☐
Proposal 5		a	FOR	AGAINST	ABSTAIN
	Amend the 2013 Plan, as amended, to include an automatic "evergreen" provision regarding the shares to be annually added to the 2013 Plan.		☐	☐	☐
Proposal 6		a	FOR	AGAINST	ABSTAIN
	Approve on an advisory, non-binding basis named executive officer compensation		☐	☐	☐
Proposal 7		a	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
	Approve on an advisory, non-binding basis the frequency of the stockholder advisory vote to approve named executive officer compensation.		☐	☐	☐	☐

In the discretion of the Proxy holder, to consider and act upon such other business (including the election of substitute nominees if one of the above nominees becomes unable to serve) as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof by or at the direction of the Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ALL PERSONS LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2, 3, 4, 5, 6, AND 3 YEARS FOR PROPOSAL 7.
THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXY, OR HIS SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF.

Dated: ________________________, 2019

(Print Name of Stockholder and/or Joint Tenant)
(Signature of Stockholder)
(Second Signature if held jointly)

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ALL PERSONS LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2, 3, 4, 5, 6, AND 3 YEARS FOR PROPOSAL 7.
THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE PROXY, OR HIS SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF.

 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING:  ☐
MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________
____________________________
____________________________
IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2019

(Print Name of Stockholder and/or Joint Tenant)
(Signature of Stockholder)
(Second Signature if held jointly)